UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	Filed by a Party other than the Registrant
Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

Sonic Corp.

(Name of Registrant as specified in its Charter)

(Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which the transaction applies:
(2) Aggregate number of securities to which the transaction applies:
(3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of the transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

SONIC CORP.

NOTICE OF 2018 ANNUAL
MEETING OF SHAREHOLDERS

including Proxy Statement

300 Johnny Bench Drive
Oklahoma City, Oklahoma 73104

Dear Fellow Shareholder:

We invite you to attend the 2018 annual meeting of shareholders of Sonic Corp. The annual meeting will be held Wednesday, January 31, 2018, at 1:30 p.m., local time, in the Sonic Building at 300 Johnny Bench Drive in Oklahoma City.

Your vote is very important to us. The Board of Directors has reviewed each voting item and provided you with its recommendation on how to vote. You can vote your shares by internet, by telephone or, if you request that the proxy materials be mailed to you, by completing, signing and returning the proxy card enclosed with those materials. Please see page 5 of the proxy statement for more detailed information about your voting options.

We hope to see you at the annual meeting. Whether you plan to attend the meeting or not, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

On behalf of the Board of Directors,
thank you for your continued support.

Sincerely,

Clifford Hudson

Chairman, Chief Executive Officer and President

December 18, 2017

Notice of 2018 Annual Meeting of Shareholders

Wednesday, January 31, 2018

1:30 p.m. CST

Sonic Building, 300 Johnny Bench Drive, Oklahoma City, Oklahoma

Matters to be Voted upon:

•	Elect three members to the Board of Directors (the “Board”) to serve three-year terms;

•	Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm;

•	Approve, on an advisory basis, our executive compensation;

•	Approve, on an advisory basis, the frequency of future advisory votes on executive compensation; and

•	Act upon any other matters that may properly come before the meeting and at any adjournment or postponement.

These items are more fully described in the following pages, which are a part of this Notice.

Your vote is important to us. Whether you plan to attend the meeting, we encourage you to vote as promptly as possible by internet or by telephone. You may also request a printed copy of the proxy materials and vote by completing and returning by mail the proxy or voting instruction card you will receive. If you attend the meeting and wish to change your vote, you can do so by voting in person at the meeting.

RECORD DATE:

Shareholders of record as of December 4, 2017 can vote at this meeting.

December 18, 2017

Oklahoma City, Oklahoma

By Order of the Board of Directors,

Carolyn C. Cummins

Vice President and Corporate Secretary

Information Regarding Admission to the Annual Meeting

Everyone attending the 2018 annual meeting of Shareholders will be required to present both proof of ownership of Sonic Corp. stock and a valid picture identification such as a driver’s license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of Sonic Corp. stock and a valid picture identification, you may be denied admission to the annual meeting.

Cameras, sound or video recording devices and large bags or packages will not be allowed in the meeting room.

Back to Contents

PROXY SUMMARY

This summary highlights selected information that is provided in more detail throughout the proxy statement. This summary does not contain all of the information you should consider before voting. You should read the entire proxy statement before casting your vote.

Date and Time	Wednesday, January 31, 2018
1:30 PM CST

Place	Sonic Corp.
300 Johnny Bench Drive
Oklahoma City, OK 73104

Shareholders are asked to vote on the following matters:

Proposals	Board Voting Recommendation	Votes Required
1. Election of Directors	FOR each nominee	Plurality
2. Ratification of Selection of Independent Registered Public Accounting Firm	FOR	Majority
3. Advisory Vote on Executive Compensation	FOR	Majority
4. Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	One Year	Majority

Voting Your Shares

Your vote is important. Whether you plan to attend the annual meeting or not, we encourage you to follow the instructions on the Notice of Internet Availability of Proxy Materials. You may vote:

Visit www.proxyvote.com 24 hours a day, seven days a week, and follow the instructions. Enter the 12-digit control number needed to access the site. (You may find this number on your Notice of Internet Availability of Proxy Materials). This method of voting will be available until 10:59 p.m. Central Time, on January 30, 2018.

Call the phone number located on the proxy card.

Request, complete and mail a paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials.

Attend the annual meeting and vote by ballot.

If you submit your proxy by telephone or Internet, you do not need to return your proxy card by mail.

Annual Meeting Admission

Voting:	Only shareholders as of the record date (December 4, 2017) are entitled to attend the annual meeting and to vote.

Attending the Annual Meeting in Person:	If you are a registered shareholder (the shares are held in your name) you must present valid identification to attend and vote at the annual meeting. If you are a beneficial shareholder (your shares are held in the name of a bank or brokerage firm), you will also need to obtain a “legal proxy” from the bank or brokerage firm to vote at the annual meeting.

SONIC CORP. - 2018 Proxy Statement    1

Back to Contents

Board Members and Nominees (Proposal 1)

We are asking shareholders to elect Steven A. Davis, S. Kirk Kinsell and Kate S. Lavelle as directors of the Company for three-year terms expiring in 2021. We understand the importance of having a Board comprised of talented people with the highest integrity and the necessary skills and qualifications to oversee our business. The following table provides summary information about our director nominees and other directors whose terms will continue after the annual meeting of shareholders. We encourage you to review the qualifications, skills and experience of our director nominees and other directors, beginning at page 8.

Name	Age	Director/ Nominee Since	Principal Occupation	Independent	AC	CC	NG
Clifford Hudson	63	1993	Chairman, Chief Executive Officer and President Sonic Corp.	No
Tony D. Bartel	53	2014	Chief Operating Officer GameStop Corp.	Yes	M
R. Neal Black	62	2016	Former Chief Executive Officer and President Jos. A. Bank Clothiers, Inc.	Yes		M
Steven A. Davis	59	2017 Nominee	Former Chairman and Chief Executive Officer Bob Evans Farms, Inc.	Yes	M
Lauren R. Hobart	49	2014	President Dick’s Sporting Goods, Inc.	Yes		M
S. Kirk Kinsell	63	New Nominee	Former Chief Executive Officer Loews Hotels and Resorts	Yes
Kate S. Lavelle	52	2012 Nominee	Former Executive Vice President and Chief Financial Officer Dunkin’ Brands, Inc.	Yes	C		M
Federico F. Peña	70	2001	Senior Advisor Colorado Impact Fund	Yes	M		M
Jeffrey H. Schutz	66	2010	Managing Director Centennial Ventures	Yes		C	M
Kathryn L. Taylor	62	2010	Chief of Economic Development City of Tulsa, Oklahoma	Yes	M
Susan E. Thronson	56	2015	Former Senior Vice President Global Marketing Marriott International, Inc.	Yes		M

C	Chair	AC	Audit Committee
M	Member	CC	Compensation Committee
		NG	Nominating and Corporate Governance Committee

Board Composition – Our Board has a mix of relatively newer and longer-tenured directors. The following charts show Board makeup, based on director nominees and other directors listed above, by age, tenure and gender. More information on our philosophy regarding the recruitment and diversity of Board members and our Board refreshment policies can be found beginning at page 18.

SONIC CORP. - 2018 Proxy Statement    2

Back to Contents

Auditors (Proposal 2)

We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accountants for fiscal 2018. Although shareholder ratification of the appointment is not required, the Audit Committee believes it is appropriate to seek such ratification. Additional information is provided beginning at page 23.

Fiscal 2017 Auditor Fees
Audit Fees	$749,500
Audit-Related Fees	30,000
Tax Fees	24,500
KPMG Total FEES	$804,000

Executive Compensation Highlights (Proposal 3)

The Company seeks a non-binding advisory vote from its shareholders to approve the compensation of our named executive officers (“NEOs”) for fiscal 2017 (“Say on Pay”). The Board values shareholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

•	Our CD&A, beginning on page 26, describes the compensation decision-making process, details our programs and policies, and includes a chart showing our compensation framework and key fiscal 2017 performance measures and pay actions.

•	Our executive compensation programs are built on the following principles and objectives:

	–	Competitive target pay structure, including base salary, annual incentive and long-term incentives that enable us to attract and retain talented experienced executives who can drive long-term shareholder value.

	–	Pay for performance alignment, with a higher percentage of executive pay in the form of annual and long-term incentives that directly tie payouts to the achievement of incentive goals.

	–	Executive alignment with shareholders, through stock ownership and holding requirements.

•	Our shareholders approved each of the prior three years’ Say on Pay proposals by over 97% of votes cast.

Frequency of Say on Pay Vote (Proposal 4)

The Company is required to provide shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to the frequency of future advisory votes on the compensation of our NEOs (Say on Pay). Shareholders may indicate whether they would prefer that we conduct future Say on Pay votes every one, two or three years, or abstain from casting a vote on this proposal. The Board recommends a one year vote as the preferred frequency.

SONIC CORP. - 2018 Proxy Statement    3

Back to Contents

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

SONIC CORP.

To Be Held Wednesday, January 31, 2018

VOTING AND THE MEETING

Purpose of the Meeting

At the annual meeting of the Company’s shareholders, we will be voting upon:

PROPOSAL 1:	The election of Steven A. Davis, S. Kirk Kinsell and Kate S. Lavelle as directors of the Company for three-year terms expiring in 2021.

PROPOSAL 2:	The ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2018.

PROPOSAL 3:	The approval, on an advisory basis, of our executive compensation.

PROPOSAL 4:	The approval, on an advisory basis, of the frequency of future advisory votes on executive compensation.

Any other business that may properly come before the meeting.

The Company’s Board of Directors (“Board”) strongly encourages you to exercise your right to vote on these matters. Voting early by internet, by telephone or by a proxy or voting instruction card will help ensure that your shares are presented at the meeting.

Recommended Vote

The Board unanimously recommends that you vote in favor of Proposals 1, 2 and 3 and vote for the option “One Year” for Proposal 4, each as presented above.

Voting by Proxy and Eligibility to Vote

Our Board is asking for your proxy, which is a legal designation of another person to vote the shares you own at the close of business on December 4, 2017 (“record date”). We have designated two officers of the Company to vote your shares at the meeting in the way you instruct. You may vote if your shares are recorded directly in your name (“shareholder of record”). You may also vote if you are a shareholder as of the record date who holds shares in “street name,” through holder of record such as a bank, broker or other holder. You may direct how to vote your shares by following the instructions that you will receive from the holder of record.

A list of shareholders entitled to vote at the meeting will be available for examination at our corporate offices located at 300 Johnny Bench Drive, Oklahoma City, Oklahoma 73104, for a period of at least 10 days prior to the meeting and during the meeting.

SONIC CORP. - 2018 Proxy Statement    4

Back to Contents

How to Cast Your Vote

You may vote by any of the following methods:

Go to www.proxyvote.com 24 hours a day, seven days a week and follow the instructions. You will need the 12-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. The internet voting system allows you to confirm that the system has properly recorded your votes. This method of voting will be available until 10:59 p.m. Central Time, on January 30, 2018. If you vote by the internet, you do NOT need to return a proxy card or voting instruction form.

Call toll-free 1-800-690-6903 24 hours a day, seven days a week and follow the instructions. You will need the 12-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. As with internet voting, you will be able to confirm that the system has properly recorded your votes. This method of voting will be available until 10:59 p.m. Central Time, on January 30, 2018. If you vote by telephone, you do NOT need to return a proxy card or voting instruction form.

If you elect to receive your proxy materials by mail, you can vote by simply marking, dating and signing your proxy card or voting instruction form, then returning it by mail in the postage-paid envelope included in your materials.

You may vote your shares at the annual meeting if you attend in person. Even if you plan to attend the annual meeting, we encourage you to vote over the internet or by telephone prior to the meeting. It is fast and convenient, and it saves significant postage and processing costs. In addition, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

Notice and Access

On or about December 18, 2017, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders who have not previously requested paper proxy materials advising them that they can access this proxy statement, the 2017 annual report and voting instructions over the internet at www.proxyvote.com. Shareholders may request that a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The Notice also provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in the printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you change your election.

If you receive more than one Notice, it means that your shares are held in more than one account. To ensure that all shares are voted, please vote each account. We also encourage you to register all of your shares in the same name and address by contacting the Shareholder Services Department at our transfer agent, Computershare, 211 Quality Circle, Suite 210, College Station, Texas 77845 or by phone at 1-800-884-4225. If you hold your shares in street name, you may contact your bank or broker and request consolidation.

Revocation of Proxy

You may revoke your proxy before it is voted at the meeting by:

•	Submitting a later vote by internet or telephone;

•	Submitting a new proxy card or voting instruction form with a later date;

•	Notifying the Company before the meeting by writing to the Corporate Secretary, Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, Oklahoma 73104; or

•	Voting in person at the meeting.

Attendance at the meeting will not revoke a proxy unless the shareholder votes in person at the meeting.

SONIC CORP. - 2018 Proxy Statement    5

Back to Contents

Annual Meeting Admission

Only Sonic Corp. shareholders may attend the annual meeting. Proof of ownership of Sonic Corp. common stock, along with valid photo identification (such as a driver’s license or passport), must be presented to be admitted to the annual meeting. If your shares are held in “street name,” through a holder of record such as a bank, broker or other holder, you must bring a brokerage statement, the proxy card mailed to you by your bank or broker or other proof of ownership to be admitted to the annual meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.

Shareholder Proposals

In order for the Company to include a shareholder proposal in the proxy materials for the next annual meeting of shareholders, a shareholder must deliver the proposal to the Company’s Corporate Secretary no later than August 19, 2018.

For any proposal that is not submitted for inclusion in next year’s proxy statement but is instead sought to be presented directly at the next annual meeting, the Company’s bylaws require shareholders to give notice of such proposals. The required notice, which must include the information and documents set forth in the bylaws, must be given no more than 120 days and no less than 90 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received on or after the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Accordingly, with respect to our next annual meeting, our bylaws require that notice be provided to the Company’s Corporate Secretary no earlier than October 4, 2018 and no later than November 3, 2018.

Costs of Proxy and Proxy Solicitation

We are paying the cost for the preparation, printing and distribution of the proxy materials. We may use the services of our directors, officers and employees, without additional compensation, to solicit proxies. We will reimburse any holder of record for its reasonable expenses incurred in completing the mailing of shareholder requested proxy materials to the beneficial owners of our voting common stock.

Householding

We are permitted to send a single set of proxy materials to shareholders who share the same last name and address. This procedure is called “householding” and is designed to reduce our printing and postage costs. If you would like to receive a separate copy of a proxy statement or annual report, either now or in the future, please contact the Corporate Secretary at Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, Oklahoma 73104. Such requests by street name holders should be made through their holder of record.

Quorum and Voting Requirements

As of the close of business on the record date, December 4, 2017, the Company had 39,054,099 shares of common stock issued and outstanding. Each share has one vote. All shares of common stock may vote on all matters coming before the annual meeting. A majority of the Company’s outstanding shares of common stock entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum for the meeting. If you submit a proxy, your shares will be counted to determine whether we have a quorum even if you withhold authority to vote, abstain or fail to provide voting instructions on any of the proposals listed on the proxy card. If your shares are held in street name, these shares also will be counted for purposes of determining the presence or absence of a quorum to the extent such holder of record votes your uninstructed shares on certain matters at the annual meeting.

SONIC CORP. - 2018 Proxy Statement    6

Back to Contents

The Company will treat all abstentions and “broker non-votes,” as hereafter defined, as present or represented at the meeting for the purposes of determining whether a quorum exists for the meeting. A broker non-vote is the broker’s inability to vote on non-discretionary matters for which the broker has not received the beneficial owner’s voting instructions. Holders of record who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on discretionary matters, but they do not have discretion to vote uninstructed shares as to non-discretionary matters. A broker may return a proxy card on behalf of a beneficial owner when the broker has not received voting instructions that casts a vote on discretionary matters but expressly states that the broker is not voting as to non-discretionary matters.

“Discretionary voting” is the ability of a broker, holding stock on behalf of a client, to vote for that client at the annual meeting of shareholders, in the event that the broker mailed the proxy card to the client but has not heard any direction from the client.

The voting requirements that apply to the proposals discussed in this proxy statement are as follows:

Proposal	Vote Required	Discretionary Voting Allowed?
1. Election of Directors	Plurality	No
2. Ratification of Selection of Independent Registered Public Accounting Firm	Majority	Yes
3. Advisory Vote on Executive Compensation	Majority	No
4. Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	Majority	No

A “plurality” means that the three nominees for director receiving the greatest number of “for” votes will be elected. Abstentions and broker non-votes will not affect the outcome of the election because only a plurality of the votes cast is needed to elect directors. An incumbent director who does not receive a majority of the votes cast will continue to serve, but will tender his or her resignation to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then make a recommendation to the Board on whether to accept or reject the director’s resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale for such decision.

A “majority” means a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Therefore, abstentions will have the effect of a vote against approval. Broker non-votes will not affect the outcome of the vote.

Voting Results

We will announce preliminary results at the meeting and publish final results in a current report on Form 8-K within four business days after the meeting.

SONIC CORP. - 2018 Proxy Statement    7

Back to Contents
PROPOSAL NO. 1 -	ELECTION OF DIRECTORS

General

Our certificate of incorporation provides for a classified Board, with three classes of directors each as nearly as equal in number as possible. Each class serves for a three-year term, and one class is elected each year. The Nominating and Corporate Governance Committee has recommended to the Board, and the Board has nominated for election by the shareholders, three individuals. Nominated for re-election for three-year terms are incumbent directors, Steven A. Davis and Kate S. Lavelle, whose terms will expire at the 2018 annual meeting. The Board has also nominated S. Kirk Kinsell for election as a new director for a three-year term.

If any of the nominees becomes unable or unwilling to accept the election or to serve as a director (an event which the Board does not anticipate), the person or persons named in the proxy will vote for the election of the person or persons recommended by the Board.

In accordance with our director retirement policy, two of our incumbent directors, J. Larry Nichols who joined our board in January 2007, and Frank E. Richardson who joined our board in March 1991, are not standing for re-election.

Nominees

The following table sets forth the name, year in which the individual first became a director, year in which the director’s term will expire (if elected) and age for each nominee for election as a director at the annual meeting of shareholders.

Name	First Became a Director	Term Expires	Age
Steven A. Davis	January 2017	2021	59
S. Kirk Kinsell	Nominee	2021	63
Kate S. Lavelle	January 2012	2021	52

Following is information about each of the three nominees for directors, including their principal occupations, experience, qualifications, attributes and skills.

SONIC CORP. - 2018 Proxy Statement    8

Back to Contents

Steven A. Davis

Former Chairman and Chief Executive Officer of Bob Evans Farms, Inc.

Qualifications:

Mr. Davis is a seasoned restaurant and consumer packaged goods executive with strong operational and marketing skills, as well as director experience with a variety of publicly traded companies. Mr. Davis has significant experience in the areas of marketing and branding, retail food products, strategic planning, mergers and acquisitions, real estate, auditing and finance. The Board will benefit from Mr. Davis’ strategic planning skills along with his significant leadership and restaurant operating knowledge.

Committee:

•   Audit

Steven A. Davis served as Chairman and Chief Executive Officer of Bob Evans Farms, Inc., from 2006 to 2014. Prior to joining Bob Evans Farms, Inc., Mr. Davis was with YUM! Brands, Inc., serving as President of Long John Silver’s and A&W All-American Food Restaurants from 2002 to 2006 and various other executive positions from 1993 to 2002 at the Pizza Hut Division. He served as Director of Marketing of the All American Gourmet Brand, a division of Kraft General Foods, from 1984 to 1993. Mr. Davis currently serves as a director of Marathon Petroleum Corporation, New Albertsons, Inc., a privately held national food and drug retail company and on the International Board of Directors for The Juvenile Diabetes Research Foundation. He served as a director of Walgreens Boots Alliance, Inc. from 2009 to 2015 and of CenturyLink from 2006 to 2009.

S. Kirk Kinsell

Former Chief Executive Officer and President, Loews Hotels and Resorts

Qualifications:

Mr. Kinsell brings to the Board broad managerial and operational experience, as demonstrated by his leadership positions at major international hotel companies and a distinguished career of over 30 years of proven operational and management experience. His broad experience in franchising, hospitality and international transactions, as well as his executive skills, will make Mr. Kinsell a valuable addition to the Board.

Committee:

•   New Nominee

S. Kirk Kinsell has served as Principal of Panther Ridge Partners, LLC, an investment and advisory company focused on the hospitality sector, since January 2017. He served as President and Chief Executive Officer of Loews Hotels and Resorts from March 2015 to January 2017. Mr. Kinsell served as President, The Americas and Executive Director of InterContinental Hotels Group, PLC from July 2011 until February 2015. He served in various other progressive executive positions for InterContinental Hotels Group from 2003 until June 2011, including President, Europe Middle East and Africa. Mr. Kinsell served on the Board of Popeyes Louisiana Kitchen, Inc. from January 2015 until March 2017 and on the Board of InterContinental Hotels Group PLC from August 2010 to February 2015.

SONIC CORP. - 2018 Proxy Statement    9

Back to Contents

Kate S. Lavelle

Former Executive Vice President and Chief Financial Officer, Dunkin’ Brands, Inc.

Qualifications:

With over 20 years of experience in the finance and accounting industry, and six of those years as the Chief Financial Officer of a large, multi-brand, franchised quick-service restaurant business, Ms. Lavelle brings to the Board her extensive expertise in finance and direct knowledge and understanding of franchising, restaurant operations and management.

Committees:

•   Audit (Chair)

•   Nominating and Corporate Governance

Kate S. Lavelle has over 20 years of experience in finance and accounting, including 12 years in the restaurant and food service industry. Ms. Lavelle served as the Executive Vice President and Chief Financial Officer of Dunkin’ Brands, Inc. from December 2004 until July 2010. She served as Global Senior Vice President for Finance and Chief Accounting Officer of LSG Sky Chefs, a wholly owned subsidiary of Lufthansa Airlines, from January 2003 until August 2004. Ms. Lavelle served in various other management positions for LSG Sky Chefs from March 1998 until January 2003. She began her career at Arthur Andersen LLP where for more than 10 years she served as Senior Audit Manager in charge of administration of audits and other professional engagements. From 2005 until July 2007, Ms. Lavelle served as a Director of Swift & Company, an American food processing company which was acquired in 2007 by JBS S.A., a Brazilian company. From May 2013 to May 2015, she served as a director of Jones Lang LaSalle, a global financial and professional services firm specializing in commercial real estate services and investment management.

Proxies cannot be voted for more than three nominees.

The Board recommends a vote “For” the election of each of the three nominees as a director.

Other Directors

The following table sets forth the name, year in which the individual first became a director, year in which the director’s term will expire and age for each director who will continue as a director after the annual meeting of shareholders.

Name	First Became a Director	Term Expires	Age
Tony D. Bartel	January 2014	2020	53
R. Neal Black	January 2016	2019	62
Lauren R. Hobart	January 2014	2020	49
Clifford Hudson	August 1993	2019	63
Federico F. Peña	January 2001	2019	70
Jeffrey H. Schutz	August 2010	2020	66
Kathryn L. Taylor	January 2010	2020	62
Susan E. Thronson	April 2015	2019	56

Following is biographical information about each of the eight persons who will continue as a director after the annual meeting of shareholders, including their principal occupations, experience, qualifications, attributes and skills.

SONIC CORP. - 2018 Proxy Statement    10

Back to Contents

Tony D. Bartel

Chief Operating Officer, GameStop Corp.

Qualifications:

Mr. Bartel’s experience in marketing and strategy for multi-unit retail and restaurant brands provides a significant broad-based understanding of retailing, including marketing and strategic planning. In addition, Mr. Bartel’s background in finance, tax and accounting provides the Board with valuable perspective on the Company’s strategic initiatives, financial oversight and stewardship of capital.

Committee:

•   Audit

Tony D. Bartel has more than 20 years of experience in the consumer products industry, including 14 years in the restaurant industry. Mr. Bartel has served as Chief Operating Officer of GameStop Corp. since 2014. He served as President of GameStop from 2010 to 2014, Executive Vice President of Merchandising and Marketing for GameStop from 2007 until 2010 and as Senior Vice President of International Finance for GameStop from 2005 until 2007. Prior to that, Mr. Bartel worked for NCH Corporation for two years and Pizza Hut, Inc. for 14 years, serving in various management positions including Chief Financial Officer, Vice President of Strategic Planning and Vice President of Field Finance. He is a certified public accountant and began his career with KPMG LLP where he served for three years as a tax specialist.

R. Neal Black

Former Chief Executive Officer and President, Jos. A. Bank Clothiers, Inc.

Qualifications:

Mr. Black is a seasoned executive with more than 35 years of retail management experience in supply chain, product development and marketing as well as experience as a director of a publicly traded company. The Board will benefit from Mr. Black’s strategic planning skills along with his significant leadership and operating knowledge.

Committee:

•   Compensation

R. Neal Black served as Chief Executive Officer, President and Director of Jos. A. Bank Clothiers, Inc. from 2008 to 2014, having joined Jos. A. Bank in 2000 as Executive Vice President of Merchandising and Marketing. Prior to joining Jos. A. Bank, Mr. Black held executive positions at Saks Incorporated, Venture Stores, Gottschalks Incorporated and May Company. Mr. Black has a Professional Director Certification from the American College of Corporate Directors, a public company director’s education and credentialing organization. Mr. Black also serves as an independent trustee on the Board of Trustees of Catholic Charities USA.

SONIC CORP. - 2018 Proxy Statement     11

Back to Contents

Lauren R. Hobart

President, Dick’s Sporting Goods, Inc.

Qualifications:

Ms. Hobart brings to the Board her marketing and strategic planning skills as a senior marketing executive at Fortune 500 companies. She also provides valuable insight into consumer needs and marketplace trends currently influencing the retail industry.

Committee:

•  Compensation

Lauren R. Hobart has served as President of Dick’s Sporting Goods, Inc. since May 2017. She served as Executive Vice President and Chief Customer and Digital Officer of Dick’s Sporting Goods from February 2017 until May 2017. Ms. Hobart has also served as the President of The Dick’s Sporting Goods Foundation since 2012. Previously, Ms. Hobart served as Executive Vice President and Chief Marketing Officer of Dick’s Sporting Goods from 2015 until February 2017 and as Senior Vice President and Chief Marketing Officer of Dick’s Sporting Goods from 2011 until 2015. Ms. Hobart held a variety of management positions with Pepsi-Cola North America from 1997 until 2011, including Chief Marketing Officer, Carbonated Soft Drinks Brand. She began her career in the banking industry having six years of experience with JPMorgan Chase & Company and Wells Fargo Bank.

Clifford Hudson

Chairman, Chief Executive Officer and President, Sonic Corp.

Qualifications:

In his more than 30 years with the Company, Mr. Hudson has gained meaningful leadership experience and quick-service restaurant knowledge. As CEO, he is responsible for determining the Company’s strategy and clearly articulating priorities as well as aligning and motivating the organization to execute effectively. These capabilities, combined with Mr. Hudson’s understanding of the Company and unwavering commitment to the Sonic brand, make him uniquely qualified to serve on the Board.

Committee:

•  None

Clifford Hudson has served as the Company’s Chairman of the Board since January 2000 and Chief Executive Officer since April 1995. Mr. Hudson served as President of the Company from April 1995 to January 2000 and reassumed the position of President from November 2004 until May 2008, April 2013 until January 2016 and again March 2017 to the present. He has served in various other offices with the Company since 1984. Mr. Hudson has served on the Board of Trustees of the Ford Foundation since January 2006 and on the Board of Trustees of the National Trust for Historic Preservation from January 2001 until 2011, where he served as its Chairman from 2008 until 2011. He served as Chairman of the Board of the Securities Investor Protection Corporation, the federally chartered organization which serves as the insurer of customer accounts with brokerage firms, from 1994 to 2001.

SONIC CORP. - 2018 Proxy Statement    12

Back to Contents

Federico F. Peña

Senior Advisor, Colorado Impact Fund

Qualifications:

Mr. Peña has demonstrated sound leadership skills and brings his extensive investment experience to the Board.

Committees:

•   Audit

•   Nominating and Corporate Governance

Federico F. Peña has served as a Senior Advisor of the Colorado Impact Fund, a venture capital firm dedicated to supporting Colorado companies that provide consistent investment returns and positive community impact, since April 2014. He served as a Senior Advisor of Vestar Capital Partners from January 2009 until September 2016, and as a Managing Director of Vestar from 1999 to 2009. Vestar is a global private equity firm that specializes in management buyouts, recapitalizations and going private transactions. Prior to joining Vestar, Mr. Peña served as the United States Secretary of Energy from 1997 to 1998 and the United States Secretary of Transportation from 1993 to 1997. Mr. Peña served as the Mayor of the City and County of Denver, Colorado from 1983 through 1991, the first Latino to hold that elected office. Mr. Peña founded Peña Investment Advisors in 1991 and was its President and Chief Executive Officer from 1991 until 1993. He served in the Colorado House of Representatives from 1979 until 1983 and practiced law for 10 years in Colorado. Mr. Peña is a Director of Wells Fargo & Company as well as a member of several non-profit organizations.

Jeffrey H. Schutz

Managing Director, Centennial Ventures

Qualifications:

As a result of his background in building and growing entrepreneurial businesses, Mr. Schutz provides knowledgeable advice to the Company’s other directors and to senior management as the Company continues to strengthen its brand and grow its market share.

Committees:

•   Compensation (Chair)

•   Nominating and Corporate Governance

Jeffrey H. Schutz is a managing director of Centennial Ventures, a Denver-based venture capital firm that has had up to $500 million of assets under management. Mr. Schutz has been a general partner in seven Centennial-sponsored partnerships and involved with the start-up, growth and development of approximately 50 companies over the past 23 years. In his position with Centennial Ventures, Mr. Schutz has directly contributed to the strategic planning and direction of these companies. Prior to joining Centennial Ventures in 1987, Mr. Schutz was Vice President and Director of PNC Venture Capital Group, an affiliate of PNC Financial.

SONIC CORP. - 2018 Proxy Statement    13

Back to Contents

Kathryn L. Taylor

Chief of Economic Development, City of Tulsa, Oklahoma

Qualifications:

Ms. Taylor provides significant knowledge to the Board on franchising, corporate governance and financial matters. She also provides broad insight into executive leadership, strategy and public affairs.

Committee:

•  Audit

Kathryn L. Taylor has served as Chief of Economic Development, City of Tulsa, Oklahoma since December 2016. She served as Mayor of the City of Tulsa, Oklahoma from 2006 to 2009, managing a budget of more than $500 million and more than 4,000 employees. Ms. Taylor’s public service has also included two cabinet positions for the State of Oklahoma, where she served as Chief of Education Strategy and Innovation from January 2010 until January 2011 and as Secretary of Commerce and Tourism from 2003 to 2006. She was a partner in the Oklahoma law firm of Crowe and Dunlevy, where she was Chair of the Franchising and Distribution Section from 1994 until 1998. From 1994 to 1997, Ms. Taylor was a principal owner and director of National Car Rental. From 1988 to 1994, she served as the Executive Vice President and General Counsel of Dollar-Thrifty Car Rental. Both National Car Rental and Dollar-Thrifty Car Rental operate and franchise car rental locations world-wide. Ms. Taylor serves as Leadership Council Chair of Impact Tulsa, a partnership of business and education leaders working to improve student outcomes.

Susan E. Thronson

Former Senior Vice President, Global Marketing, Marriott International, Inc.

Qualifications:

Ms. Thronson provides extensive global and brand marketing expertise to the Company, including digital marketing platforms as well as leadership experience with global operations and franchising.

Committee:

•  Compensation

Susan E. Thronson served in a variety of marketing management positions from 1989 to July 2013 at Marriott International, Inc., a worldwide operator, franchisor and licensor of hotels and corporate housing properties. Her most recent positions with Marriott were Senior Vice President, Global Marketing from July 2005 to July 2013 and Senior Vice President, International Marketing, International Lodging Organization from January 1997 to June 2005. Ms. Thronson also served as a director of Angie’s List, Inc. from 2012 to October 2017. She is a National Association of Corporate Directors (NACD) Governance Fellow and received a CERT Certificate in Cybersecurity Oversight, as awarded by the NACD.

SONIC CORP. - 2018 Proxy Statement    14

Back to Contents

Committees of the Board of Directors

The Board has three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. The charters for each of these committees have been adopted by the Board and are available in the corporate governance section of the Company’s website, www.sonicdrivein.com. All members of each of these committees are independent directors.

The directors serving on each committee are appointed by the Board. These appointments are made at least annually, for terms expiring at the next annual meeting of shareholders.

The following table lists each committee’s functions, current membership as of the date of this proxy statement and the number of meetings each committee held in fiscal 2017.

Members(1)	Functions of Audit Committee		Number of Meetings in 2017
Kate S. Lavelle, Chair Tony D. Bartel Steven A. Davis J. Larry Nichols Federico F. Peña Frank E. Richardson Kathryn L. Taylor	•	Assists the Board in its oversight of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements and compliance by the Company with certain legal and regulatory requirements	seven
	•	Encourages free and open communication among the committee members, the Company’s independent registered public accounting firm and the Company’s management
	•	Pre-approves all audit and permissible non-audit services
	•	Periodically meets with representatives of the Company’s independent registered public accounting firm and the internal audit function without management present
	•	Reviews the quarterly financial statements prior to the releases of earnings to the public

(1)	The Board has determined that each member of the Audit Committee is an “Audit Committee financial expert” as defined in Item 407(d) of Regulation S-K.

Members	Functions of Compensation Committee		Number of Meetings in 2017
Jeffrey H. Schutz, Chair R. Neal Black Lauren R. Hobart Susan E. Thronson	•	Establishes, implements and continually monitors adherence to the Company’s compensation philosophy	seven
	•	Reviews and approves the base salary, short-term and long-term cash incentive awards and long-term equity incentive awards to the executive officers of the Company other than the CEO
	•	Reviews and recommends to the Board the compensation of the CEO
	•	Oversees and reviews the Company’s equity and cash incentive plans

Members	Functions of Nominating and Corporate Governance Committee		Number of Meetings in 2017
J. Larry Nichols, Chair Kate S. Lavelle Federico F. Peña Frank E. Richardson Jeffrey H. Schutz	•	Identifies and recommends individuals qualified to become Board members	four
	•	Performs CEO succession
	•	Monitors significant developments in the law and practice of corporate governance

SONIC CORP. - 2018 Proxy Statement    15

Back to Contents

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members has ever been an officer or employee of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company’s Board or the Compensation Committee during fiscal year 2017. None of the Compensation Committee members have interlocking relationships as defined by the SEC.

Executive Session Meetings

The Company’s independent directors meet without the employee director at executive sessions immediately following each quarterly board meeting and at other appropriate times. The independent directors designate the lead director who presides at all executive sessions. J. Larry Nichols, who is retiring from the Board on January 31, 2018, has served as lead independent director since January 2015.

SONIC CORP. - 2018 Proxy Statement    16

Back to Contents

CORPORATE GOVERNANCE

Board of Directors

The Board is currently composed of 11 independent directors and Clifford Hudson, the Chairman of the Board, Chief Executive Officer and President.

The Board held four meetings during the Company’s last fiscal year. The independent directors met in executive session at each quarterly meeting. Each director attended at least 93% of the meetings of the Board and the Board committees on which he or she served. The Company encourages its Board members to attend the annual meeting of shareholders and schedules Board and committee meetings to coincide with the shareholder meeting to facilitate the directors’ attendance. All directors attended the annual meeting of shareholders held in January 2017.

The Board recognizes the necessity of effective corporate governance to enable the Board to adequately oversee, advise and monitor the Company’s management. Sonic’s policies and practices reflect corporate governance initiatives that are compliant with the listing standards of NASDAQ and the corporate governance regulations of the Sarbanes-Oxley Act of 2002. Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics can be found on Sonic’s website, www.sonicdrivein.com, by going to the corporate governance section of the website. Among other things, the Corporate Governance Guidelines address the following:

•	The Nominating and Corporate Governance Committee annually reviews the composition of the Board including the directors’ independence, skills, experience, age, diversity and availability of service to the Company.

•	The Board conducts periodic self-evaluation through the Nominating and Corporate Governance Committee.

•	The Nominating and Corporate Governance Committee reviews and reports to the Board at least annually on succession planning for the CEO. The CEO at all times makes available to the Board his recommendations of potential successors.

•	The independent directors meet immediately following each quarterly Board meeting and at other appropriate times.

•	The Board and all committees may hire their own advisors.

•	Directors who change job responsibilities must notify the Board, and the Board must review whether they should continue to serve as Board members.

Board Leadership Structure

Chairman

The independent directors annually assess the leadership structure of the Board. In January 2017, the independent directors conducted this assessment, including assessing whether (i) the roles of the Chairman of the Board and should continue to be combined, and (ii) the Board should continue to have an independent lead director. Based on this assessment, the Board believes that the most effective leadership model for the Company at this time is to continue to have the roles of Chairman and CEO combined. The independent directors determined that having one individual serve in both roles provides for clear leadership, accountability and alignment on corporate strategy. The independent directors believe that combining the roles of Chairman and CEO puts Mr. Hudson in the best position to use his in-depth knowledge of our industry, our business and its challenges to provide the Board with the information and leadership needed for strategic planning and valuable stability.

Lead Independent Director

The independent directors designate a “lead independent director” annually. J. Larry Nichols has served as lead independent director since January 2015. Mr. Nichols is retiring from the Board at its January 2018 Board meeting, at which time the independent directors will designate his successor. The Board believes that the appointment of a lead independent director allows it to maintain effective oversight of management. The Board has adopted lead director guidelines that require the lead director to fulfill the following functions:

•	Preside over the executive session of the Board meetings and other meetings when the Chairman is not present;

SONIC CORP. - 2018 Proxy Statement    17

Back to Contents
•	Provide the Chairman with input to the Board meetings’ schedules and agendas;

•	Develop the agenda for the executive sessions;

•	Advise the Chairman about the quality, quantity and timeliness of information provided to the Board;

•	Serve as a liaison for consultation and communication between the independent directors and the Chairman;

•	Work with the Board to guide management on strategic issues and long-term planning;

•	Work with the Nominating and Corporate Governance Committee to ensure a succession plan is in place for the CEO;

•	Work with the Chairman and Nominating and Corporate Governance Committee on Board succession planning; and

•	Facilitate the CEO’s performance evaluation.

Director Independence

Upon recommendation of the Nominating and Corporate Governance Committee, the Board has affirmatively determined that each member of the Board, with the exception of our Chairman, CEO and President, Clifford Hudson, who is the only employee member of the Board, is independent under the criteria established by NASDAQ for director independence. The NASDAQ criteria include various objective standards and a subjective test. The objective components consist of specific relationships that automatically preclude a finding of independence. The subjective component requires the Board to make an affirmative determination that there are no other relationships that would impair independence.

Code of Ethics

All directors, officers and employees of the Company must act ethically at all times and in accordance with the provisions of the Company’s Code of Business Conduct and Ethics. The Chief Executive Officer, Chief Financial Officer, Treasurer and Chief Accounting Officer are also subject to the Company’s Code of Ethics for Financial Officers. The Code of Business Conduct and Ethics and Code of Ethics for Financial Officers may be found in the corporate governance section of our website, www.sonicdrivein.com. Any amendments to or waivers from a provision of the Code of Business Conduct and Ethics or Code of Ethics for Financial Officers that are required to be disclosed by applicable rules will also be posted in the corporate governance section of our website.

Practices for Considering Director Candidates and the Composition and Diversity of the Board

The charter of the Nominating and Corporate Governance Committee provides that it will annually review the characteristics of members of the Board in the context of its then-current composition. Following are some of the factors considered by the Nominating and Corporate Governance Committee in evaluating director candidates:

•	Appropriate size of the Board;

•	Needs of the Company with respect to particular skills, background and experience;

•	Skills, background and experience of the nominee in light of the skills, background and experience possessed by existing members of the Board, including whether those qualities add to a diversity of experiences, backgrounds, viewpoints and perspectives on the Board;

•	Character and integrity;

•	Independence from management;

•	Potential conflicts of interest;

•	Experience as a leader of an organization;

•	Experience with accounting rules and practice;

•	Experience with executive compensation;

•	Effective interpersonal and communications skills; and

•	The desire to balance the considerable benefits of continuity with the periodic injection of fresh perspective provided by new members.

SONIC CORP. - 2018 Proxy Statement    18

Back to Contents

The Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders.

The Board has adopted a retirement policy under which directors may not stand for election or be appointed to a term extending beyond their 75th birthday.

The Board is diverse with a variety of professional backgrounds. In addition, the Board is comprised of four women and eight men, including one African-American and one Latino. The Audit Committee Chair is a woman.

Board Involvement in Risk Oversight

The day-to-day responsibility for the identification, assessment and management of the various risks that the Company faces belongs with management. The Board has primary responsibility for risk oversight, with the Board’s standing committees supporting the Board by addressing the risks inherent in their respective areas of oversight. The Board’s ongoing risk oversight is supplemented by a formal risk review process conducted by management. This review identifies the Company’s key overall risks and facilitates consideration of those risk exposures, strategic objectives and risk management programs. This formal risk review is discussed at least annually with the Board. In addition, management provides the Audit Committee with quarterly updates on the control and mitigation of the Company’s significant risks.

Directors’ Compensation

In accordance with the Compensation Committee Charter, independent director compensation is determined annually by the Board acting upon the recommendation of the Compensation Committee, except that equity and equity-based compensation is determined only by the Compensation Committee.

For calendar year 2017, annual cash fees to the independent directors were increased by $17,000 per year and separate meeting attendance fees were eliminated. Total independent director cash compensation in calendar year 2017 is as follows:

Annual Director Fee:	$67,000
Annual Committee Chair Fees:	$25,000 Audit Committee
$20,000 Compensation Committee
$15,000 Nominating and Corporate Governance Committee
Annual Lead Independent Director Fee:	$25,000
Committee Membership Fees:	$10,000 Audit Committee
$7,500 Compensation Committee
$5,000 Nominating and Corporate Governance

On the date of the second quarterly Board meeting during the fiscal year, each independent director receives an annual equity award grant valued at $90,000 on the date of the grant, comprised 50% of seven-year, nonqualified stock options and 50% of restricted stock units (“RSUs”). Both the stock options and RSUs vest in one year. The Compensation Committee determines the value of stock options based on the Black-Scholes value of the award on the date of grant and the value of RSUs is based on the closing price of Company stock on the date of grant. The exercise price of the stock options is equal to the market value of the common stock on the date of the grant.

We reimburse non-employee directors for their reasonable expenses incurred to attend Board and committee meetings, including transportation, hotel and meals.

SONIC CORP. - 2018 Proxy Statement    19

Back to Contents

Director Compensation Table

The following table shows the compensation paid during fiscal year 2017 to each independent director:

Name(1)	Fees Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Total ($)
Tony D. Bartel	54,500	45,002	45,008	144,510
Neal R. Black	54,250	45,002	45,008	144,260
Steven A. Davis	34,650	45,002	45,008	124,660
Lauren R. Hobart	54,250	45,002	45,008	144,260
Kate S. Lavelle	75,750	45,002	45,008	165,750
J. Larry Nichols	87,625	45,002	45,008	177,635
Federico F. Peña	58,375	45,002	45,008	148,385
Frank E. Richardson	59,500	45,002	45,008	149,510
Jeffrey H. Schutz	72,375	45,002	45,008	162,385
Kathryn L. Taylor	54,500	45,002	45,008	144,510
Susan E. Thronson	54,250	45,002	45,008	144,260
(1)	Clifford Hudson, the Company’s Chairman of the Board, Chief Executive Officer and President, is not included in the table as he is an employee of the Company and receives no compensation for his services as a director. The compensation received by Mr. Hudson as an employee of the Company is shown in the Summary Compensation Table.
(2)	In January 2017, the Company granted options to purchase 6,675 shares of common stock of the Company at $25.40 per share and 1,772 RSUs to all independent directors. The dollar amounts reflect the aggregate grant date fair values of the stock and option awards. These amounts do not include any reduction in the value for the possibility of forfeiture. See Note 13 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended August 31, 2017 regarding assumptions underlying valuation of equity awards.
(3)	The following table represents the number of outstanding RSUs and the number of outstanding stock options held by each independent director as of August 31, 2017.

Name	Outstanding RSUs	Outstanding Stock Options
Bartel	1,772	22,813
Black	1,772	11,811
Davis	1,772	6,675
Hobart	1,772	22,813
Lavelle	1,772	16,591
Nichols	1,772	56,227
Peña	1,772	41,187
Richardson	1,772	56,227
Schutz	1,772	16,591
Taylor	1,772	22,813
Thronson	1,772	15,215

Stock Ownership Guidelines for Directors

The Board has adopted stock ownership guidelines for independent directors. These guidelines require each independent director to hold all stock received from RSU awards until he or she owns stock, including outstanding RSUs, valued at three times or more the annual cash director fee paid to the director. Each of our directors meets the stock holding guidelines. Mses. Lavelle and Taylor and Messrs. Nichols, Peña, Richardson and Schutz currently hold stock and outstanding RSUs in an amount exceeding three times the annual cash director fee.

SONIC CORP. - 2018 Proxy Statement    20

Back to Contents

Director Nominations

Annually, the Nominating and Corporate Governance Committee considers the re-election of existing directors and seeks individuals qualified to become new Board members for recommendation to the Board for any vacancies.

The Nominating and Corporate Governance Committee reviews relevant information available to it regarding existing directors, including an assessment of the directors’ continued ability and willingness to serve as directors. The Nominating and Corporate Governance Committee also assesses each director’s contribution in light of the mix of skills and experience the Nominating and Corporate Governance Committee has deemed appropriate for the Board. In accordance with the Company’s Corporate Governance Guidelines, a director cannot be elected or appointed to a term that extends beyond his or her 75th birthday.

With respect to considering nominations of new directors, the Nominating and Corporate Governance Committee conducts a thorough search to identify candidates, considering the mix of diversity, skills and experience necessary to complement existing Board members. The Nominating and Corporate Governance Committee then reviews selected candidates and makes a recommendation to the Board.

Each candidate for director must possess at least the following qualifications:

•	Demonstrates integrity and ethics in his or her professional life and has established a record of professional accomplishment in his or her chosen field.

•	Does not have any material personal, financial or professional interest in any present or potential competitor of the Company.

•	Is prepared to participate fully in the meetings and activities of the Board and at least one committee of the Board.

The Nominating and Corporate Governance Committee will consider nominations for the Board by shareholders the same way it evaluates other individuals for nomination as a new director. Such nominations must be made in accordance with the Company’s bylaws.

Shareholder Engagement Program

We understand the importance of a robust shareholder engagement program. To that end, our executives routinely attend in-person meetings with institutional shareholders and investor conferences, as well as engaging in ongoing telephonic communications with shareholders. Our meetings and interactions with shareholders are designed to better understand how our shareholders perceive the Company and to provide our shareholders the opportunity to discuss matters that they believe deserve attention. We believe our engagement has been productive and provides an open exchange of ideas and perspectives for both our shareholders and us.

Communications with Directors

Shareholders may contact our independent members of the Board by writing to the Board, c/o Carolyn C. Cummins, Corporate Secretary of the Company. All written submissions that appear to be good faith efforts to communicate with Board members about matters involving the interests of the Company and its shareholders will be delivered to the appropriate Board member for review. Any concerns relating to accounting, internal accounting controls or auditing matters will be brought immediately to the attention of the Company’s Vice President of Internal Audit and handled in accordance with the procedures established by the Audit Committee. If requested, all correspondence is kept anonymous and confidential to the extent possible.

SONIC CORP. - 2018 Proxy Statement    21

Back to Contents

REPORT OF AUDIT COMMITTEE

The Audit Committee is comprised of seven directors and operates under a written charter, a copy of which is available on the Company’s website (www.sonicdrivein.com). Each of the members of the Audit Committee meets the independence requirements of NASDAQ and the Sarbanes-Oxley Act of 2002. The Audit Committee held seven meetings in fiscal 2017. The meetings facilitated communication with senior management and employees, the internal auditors and KPMG LLP, the Company’s independent registered public accounting firm (KPMG). The Committee held discussions with the internal auditors and KPMG, both with and without management present, on the results of their examinations and the overall quality of the Company’s financial reporting and internal controls.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm, and is directly responsible for the oversight of the scope of its role and the determination of its compensation. The Audit Committee regularly evaluated the performance and independence of KPMG and, in addition, reviewed and pre-approved all services provided by KPMG during fiscal 2017.

As stated in the Audit Committee’s charter, the Audit Committee’s role is one of oversight relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. It is the responsibility of the Company’s management to prepare the consolidated financial statements in accordance with applicable law and regulations and of the Company’s independent registered public accounting firm to audit those financial statements. The Audit Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of the Company’s independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has met and held discussions with management and KPMG regarding the fair and complete presentation of the Company’s financial results. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. The Audit Committee has met to review and discuss the annual audited and quarterly consolidated financial statements for the Company for the 2017 fiscal year (including the disclosures contained in the Company’s 2017 Annual Report on Form 10-K and its 2017 Quarterly Reports on Form 10-Q, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) with the Company’s management and KPMG. The Audit Committee also reviewed and discussed with management, the internal auditors and KPMG the reports required by Section 404 of the Sarbanes-Oxley Act of 2002, namely, management’s annual report on the Company’s internal control over financial reporting and KPMG’s attestation report on internal control over financial reporting.

The Audit Committee has discussed with KPMG the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG its independence from the Company and its management. The Audit Committee also has considered whether the provision of non-audit services by KPMG is compatible with maintaining KPMG’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended August 31, 2017 be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2017.

Respectfully submitted,

The Audit Committee
/s/ Kate S. Lavelle, Chair
/s/ Tony D. Bartel
/s/ Steven A. Davis
/s/ J. Larry Nichols
/s/ Federico F. Peña
/s/ Frank E. Richardson
/s/ Kathryn L. Taylor

SONIC CORP. - 2018 Proxy Statement    22

Back to Contents
PROPOSAL NO. 2 -	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Sonic is asking its shareholders to ratify the Audit Committee’s appointment of KPMG LLP (“KPMG”) as Sonic’s independent registered public accounting firm for the fiscal year ending August 31, 2018. Although ratification of the Audit Committee’s selection of KPMG is not required under our bylaws or other legal requirements, we are submitting the appointment of KPMG to the shareholders as a matter of good corporate practice. In the event that the shareholders fail to ratify the appointment, the Audit Committee will consider the view of the shareholders in determining its selection of the Company’s independent public accountants for the subsequent fiscal year. Representatives of KPMG will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board recommends a vote “For” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2018.

Principal Accountant Fees and Services

The Company paid the following fees for professional services rendered to KPMG for fiscal years 2017 and 2016:

	2017	2016
Audit Fees(1)	$749,500	$768,500
Audit-Related Fees(2)	30,000	27,000
Tax Fees(3)	24,500	27,980
Total	$804,000	$823,480
(1)	Audit fees relate to professional services rendered for the annual audit of the consolidated financial statements of the Company (including internal control reporting under Section 404 of the Sarbanes-Oxley Act of 2002) and the quarterly reviews relating to Securities and Exchange Commission filings of the Company’s financial statements. Audit fees also include professional services rendered for separate audits of selected wholly owned subsidiaries of the Company. The audit fees for fiscal 2016 also include comfort letter procedures and other services related to the Company’s refinancing transaction.
(2)	Audit-related fees in both years relate to professional services for the annual audit of the Company’s benefit plan.
(3)	Tax fees relate to professional services for tax compliance, tax return review and preparation and related tax advice.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee also reviews whether any of the senior audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent registered public accounting firm.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm and has determined that such services have not adversely affected such independence. All the fees for fiscal years 2017 and 2016 were pre-approved by the Audit Committee, and there were no instances of waiver of approval requirements during those periods.

SONIC CORP. - 2018 Proxy Statement    23

Back to Contents
PROPOSAL NO. 3 -	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we ask shareholders to approve, on an advisory, non-binding basis, the fiscal year 2017 compensation awarded to the Company’s NEOs, as disclosed in this proxy statement.

Our goal is to provide an executive compensation program that attracts, rewards and retains the talented leaders necessary to enable our Company to succeed in a highly competitive market, while maximizing shareholder returns. We believe that our compensation program, which ties a significant portion of pay to performance, provides a competitive compensation package to our executives and utilizes components that best align the interests of our executives with those of our shareholders.

Accordingly, we ask our shareholders to vote on the following resolution at the annual meeting:

RESOLVED, that the shareholders approve the compensation awarded to our NEOs, as disclosed pursuant to SEC rules, including the CD&A, the compensation tables and related materials included in this proxy statement.

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the annual meeting. While this vote is advisory and non-binding on the Company, the Board and the Compensation Committee will review the voting results and consider shareholder concerns in their continuing evaluation of the Company’s compensation program.

The Board recommends a vote “For” approval of this proposal.

SONIC CORP. - 2018 Proxy Statement    24

Back to Contents
PROPOSAL NO. 4 -	ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As also required by the Dodd-Frank Act, we are asking shareholders to vote, on an advisory, non-binding basis, on how frequently we should present to shareholders the advisory vote on executive compensation. The Company is required to submit to a shareholder vote at last once every six years whether advisory votes on executive compensation should be presented every one, two or three years.

We last submitted the frequency proposal to shareholders at the January 19, 2012 annual shareholders meeting, at which time the shareholders approved a one-year frequency. After consideration of the frequency alternatives again this year, the Board believes that a one-year frequency continues to be appropriate for the Company and its shareholders.

Shareholders will specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. While this vote is advisory and non-binding on the Company, the Compensation Committee will carefully consider the outcome of the vote, among other factors, when making future decisions regarding the frequency of advisory votes on executive compensation.

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the annual meeting.

The Board recommends that you vote for the option of ONE YEAR on the frequency for conducting the advisory vote on executive compensation.

SONIC CORP. - 2018 Proxy Statement    25

Back to Contents

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Compensation Discussion and Analysis describes the Company’s executive compensation philosophy, objectives and program as they relate to our named executive officers or “NEOs” (our Chief Executive Officer or “CEO,” Chief Financial Officer and three other most highly compensated executives). The NEOs for fiscal 2017 are listed below:

Name	Title
Clifford Hudson	Chairman of the Board, Chief Executive Officer and President
Claudia S. San Pedro	Executive Vice President and Chief Financial Officer
John H. Budd III	Executive Vice President and Chief Development and Strategy Officer
Paige S. Bass	Senior Vice President and General Counsel
E. Edward Saroch	Senior Vice President of Franchise Relations

Sonic is committed to responsibly building long-term shareholder value. Our executive compensation program is designed to deliver on this commitment by (a) motivating our executives to increase profitability and shareholder returns, (b) paying a significant portion of compensation based on performance and (c) competing for and retaining talent. This executive summary provides an overview of our fiscal 2017 performance and compensation program key events.

Fiscal 2017 Business Performance

While a challenged consumer and aggressive competitive environment impacted sales and earnings results in fiscal 2017, the business completed a number of initiatives which strengthened the brand. The Company refranchised 110 drive-ins, completing its refranchising initiative and moved to a 94% franchise business model. In addition, franchisees opened 63 new drive-ins resulting in a record high number of system drive-ins - 3,593 drive-ins in 45 states as of the end of fiscal 2017. The following table illustrates the Company’s performance in fiscal 2017 in terms of income from operations, earnings per share (EPS), adjusted EPS, same-store sales and stock price relative to performance in fiscal 2016 and fiscal 2015.

				Three-Year
				Change
				2015 to 2017
	2017	2016	2015	% increase
Income from Operations (in thousands)	$123,275	$127,452	$116,428	5.9%
EPS	$1.45	$1.29	$1.20	20.8%
Adjusted EPS(1)	$1.25	$1.29	$1.10	13.6%
Same-store Sales Growth (Decline)	(3.3)%	2.6%	7.3%		(2)
Stock Price per Share at Fiscal Year End	$23.41	$28.69	$27.00	10.9%	(3)

(1)	Adjusted EPS is defined as total adjusted net income divided by weighted average diluted shares. Adjusted EPS is considered a non-GAAP measure. See Appendix A for more information and a reconciliation of EPS to Adjusted EPS.
(2)	The Company’s cumulative same-store sales growth from the beginning of fiscal 2015 to the end of fiscal 2017 was 6.6%.
(3)	Percent increase is calculated from the Company’s closing stock price as of fiscal year end 2014 ($21.11) in order to capture the three-year change.

2017 Compensation Program Key Events

•	The NEOs’ base salaries increased, on average, 3.76%. The increases were made primarily to adjust our NEOs’ base salaries to approximately the median of our peer group of companies.

•	Short-term cash incentive award performance was achieved at 90.80% of target performance, resulting in a payout of awards at 65.50%.

•	Long-term cash incentive award performance for the three-year period ending fiscal 2017 was achieved at 103.14% of target performance, resulting in a payout of awards at 109.4%.

SONIC CORP. - 2018 Proxy Statement    26

Back to Contents
•	The Company adopted a clawback policy that complies with the SEC’s proposed rules issued July 1, 2015 under the Dodd-Frank Wall Street Reform and Consumer Protection of 2010, as described on page 36.

•	The Compensation Committee changed the calculation of the CEO’s direct reports’ long-term incentive awards from a percent of base salary to a dollar amount. This change was made to be consistent with the market and our peer group of companies.

Changes Effective in Fiscal 2018

The Compensation Committee approved changes to the incentive compensation design effective in fiscal 2018, including using adjusted operating income, instead of adjusted EPS, as the target metric for the long-term cash awards and increasing the maximum payout opportunity for both the short-term and long-term incentive cash plans to more closely align with our peer group.

Executive Compensation Practices

Our executive compensation practices support good governance and mitigate excessive risk-taking.

What we do:	What we don’t do:
Pay for Performance. The majority of compensation is tied to performance.	Special retirement programs. The Company does not have any special executive retirement programs that are specific to executive officers.
Stock Ownership. We have stock ownership requirements for our CEO, requiring him to own stock or hold vested stock options equal in value to at least five times his annual base salary. As of September 29, 2017, our CEO owned Sonic stock equal in value to nine times his base salary and vested stock options equal in value to more than eight times his base salary. In fiscal 2015, the Board adopted stock ownership guidelines for all other officers. Officers are given five years to attain the requirements. All of our NEOs have either met or are tracking to meet the guidelines within the required timeframe.	Tax Gross-ups. The Company does not provide any tax gross-ups with respect to payments made in connection with a change in control.
Cash Incentives. Our long-term (three-year) cash incentives and short-term (annual) cash incentives require attainment of an Adjusted EPS target threshold to yield a payout, as described on page 30. Both our short-term and long-term cash incentives utilize caps on potential payments.	Company Stock Transactions. The Company prohibits its executive officers from engaging in hedging or other speculative transactions in Company stock.
Clawbacks. In August 2012, we adopted compensation recovery, or “clawback,” provisions in our employment agreements to apply to all applicable incentive compensation programs. In October 2016, we adopted a comprehensive clawback policy.	No Repricing of Underwater Stock Options. The Company does not re-price or backdate stock options. If our stock price declines or stays flat, our NEOs realize no benefit from their outstanding underwater stock options.
Change in Control. Our employment agreements are double-trigger, meaning that none of the Company’s executive officers are eligible to receive cash payments solely as a result of a change in control of the Company. Cash severance payments will be paid to an NEO following a change in control only if the NEO is terminated without cause or resigns for good reason within a specified period following a change in control.	Perquisites. The Company does not provide excessive perquisites for our NEOs.
Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.
Independent Consultant. The Compensation Committee benefits from its utilization of an independent compensation consultant, and the compensation consultant acts at the sole direction of the Compensation Committee.
Equity Plans. Our 2006 Long-Term Incentive Plan provides for a three-year minimum vesting period for all time-based vesting equity awards for employees.

SONIC CORP. - 2018 Proxy Statement    27

Back to Contents

Our Compensation Objectives

Our fundamental objective is to create value for our shareholders on a consistent long-term basis. To accomplish this goal, the Compensation Committee designs executive compensation programs that:

•	Emphasize pay for performance by aligning incentives with business strategies to reward executives who achieve or exceed Company goals.

•	Pay competitively to attract and retain talent by setting target compensation opportunities to be competitive with other companies in our industry of similar size and value.

•	Focus on long-term success by including equity as a cornerstone of our executive pay programs and using a combination of short-term and long-term incentives to ensure a strong connection between Company performance and actual compensation realized.

Emphasizing Pay for Performance

Our executive compensation program consists of four key components: base salary, short-term cash incentive awards, long-term cash incentive awards and equity awards.

The Compensation Committee places a significant focus on performance-based compensation. For each of our NEOs, other than our CEO, approximately 59% of his or her target total direct compensation is attributable to performance-based compensation. For our CEO, the Compensation Committee places even more emphasis on the performance-based components of total direct compensation, so that approximately 74% of his target total direct compensation for fiscal 2017 is performance based. Our focus on performance-based compensation rewards strong Company financial performance and aligns the NEO’s interest with that of the Company’s shareholders.

The mix of components is designed to incent both individual accountability and collaboration to build long-term shareholder value. The following charts show the average mix of the key components of the target total direct compensation for the NEOs in fiscal 2017 by type, length and form.

Consistent with our design principles, performance-based programs pay 100% of target incentive opportunity when target goals are achieved. Payouts below 100% of target incentive opportunity occur when at least threshold but not target goals are achieved, and payouts above 100% target incentive opportunity occur when goals are exceeded. For example, over the past 10 years, the short-term incentive award payout ranged from a low of 0% to a high of 131% of target incentive opportunity. The long-term cash incentive award was started in fiscal 2011, with the first payment period ending in fiscal 2013. The long-term cash incentive award payout has ranged from a low of 0% to a high of 119.3% of target incentive opportunity. These payouts were based on the results achieved against pre-established performance targets approved by the Compensation Committee, highlighting the clear link between pay and performance that underlies our compensation programs.

SONIC CORP. - 2018 Proxy Statement    28

Back to Contents

Paying Competitively

In making compensation decisions, the Compensation Committee compares each element of total compensation against our “compensation peer group,” which is a defined list of relevant publicly traded companies, and is augmented by survey data where position matches were not available. The peer group consists of companies against which the Compensation Committee believes we compete for talent. Following a comprehensive request for proposal process, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant effective January 27, 2016. In consultation with Meridian, our compensation peer group for 2017 was carefully selected based on a process of identifying companies in the quick service, restaurant, retail, consumer goods, leisure and hospitality industries, narrowing the pool by revenue, recent performance, amount of business that is domestic versus international and brand recognition. Data availability was also considered. Based on this process, we selected 22 companies as our benchmarking peer group for fiscal 2017. Of these companies, 12 were among our 15 peer group companies for fiscal 2016. BJ’s Restaurants, Fiesta Restaurant Group and Panera Bread Company, three of the peer group companies for fiscal 2016, were removed because their data is not available in the Aon Hewitt TCM online tool the Company selected for use in fiscal 2017. The peer group is annually reviewed and updated by the Compensation Committee. Changes to the peer group are carefully considered and while numerous changes were made in fiscal 2017, changes generally are made infrequently to assure continuity from year to year.

The companies comprising our compensation peer group for 2017 were:

Bob Evans Farms	GNC Corp.	Ruby Tuesday Inc.
Bojangles’ Restaurants, Inc.	Jack in the Box Inc.	Ruth’s Hospitality Group, Inc.
Buffalo Wild Wings Inc.	Krispy Kreme Doughnuts, Inc.	Stage Stores, Inc.
Dave & Buster’s, In	The Marcus Corp.	Texas Roadhouse Inc.
Denny’s Corp.	Papa John’s International Inc.	True Value Co.
Dine Equity Inc.	Pier 1 Imports, Inc.	Wendy’s Co.
Dunkin’ Brands, Inc.	Popeyes Louisiana Kitchen
Domino’s Pizza Inc.	Red Robin Gourmet Burgers

We believe system sales is the best measure of company size and complexity for a highly-franchised business model like ours. Although we do not own and operate all of the restaurants, we own the Sonic brand, develop and help execute the overall strategy for the entire system of Sonic restaurants, manage all research and development with respect to menu offerings and restaurant design, provide site selection and development services to our franchisees, and guide and recommend the adoption of technology processes that positively affect the customer experience over our entire system. Our corporate revenue alone does not capture the full scope and complexity of effectively managing the system. Furthermore, we compete for talent with companies of comparable size, regardless of the business model (company or franchised), and therefore we believe system sales is a significant basis for selecting peer companies for benchmarking purposes. However, as mentioned above, we also consider other important measures when selecting our peer group, including industry and market capitalization.

At the time of setting 2017 compensation in January 2017, the Compensation Committee considered fiscal 2015 data, which was the most recent financial and compensation data of our peer group available at that time. For comparison purposes, the Company’s annual revenues in fiscal 2016 were at the 25th percentile in revenues of our compensation peer group, and the Company’s market value was at the 55th percentile in market value of our compensation peer group companies. The Company’s system sales were at the 76th percentile in terms of system sales of our peer group. While the target total compensation for our NEOs is set considering the median target total compensation within our peer group, actual compensation varies depending on the NEO’s experience in the particular role, as well as total Company and individual performance.

Focus on Long-term Success

One-half of the NEO’s long-term incentive awards are granted in the form of stock options, and the other half in the form of long-term cash incentive awards.

The stock options granted vest over a period of three years and only have value if our stock price appreciates after the options are granted.

As part of our long-term incentive compensation program, from time to time, the Compensation Committee also makes special equity grants in the form of RSUs to certain executives to encourage retention and motivation of the key talent necessary to manage the Company successfully. Decisions to grant restricted stock units to certain executives are made by the Compensation Committee, focusing on the executive’s performance as well as his or her role in future strategic contributions to the Company’s success.

SONIC CORP. - 2018 Proxy Statement    29

Back to Contents

Our officers, including our NEOs, are subject to stock ownership guidelines as described on page 20. The guidelines are intended to assure that these executives maintain a meaningful financial stake in the Company in order to promote a long-term perspective in managing the business and to align their long-term financial interests with those of our shareholders.

The long-term cash incentive award program rewards strategic accomplishments over a three-year performance period based on growth in EPS. The purpose is to motivate our executives to achieve our multi-year financial goals, which, in turn, reinforces the link between the interests of our executives and our shareholders.

Consideration of Say-on-Pay Vote

In evaluating the Company’s executive compensation program, the Compensation Committee also considers the results of the advisory vote on the “say-on-pay” proposal each year. At the 2017 annual meeting, approximately 99% of votes cast were in support of the compensation provided to our NEOs. In light of our shareholders’ continued support and the success of the executive compensation program, the Compensation Committee made minimal changes to the program during 2017. The Compensation Committee concluded that the Company continues to provide a competitive pay-for-performance package that effectively incentivizes and retains executives.

Components of Compensation

The significant elements of our executive compensation program are as follows:

Direct Compensation Elements(1)	Performance-based	Primary Metric	Terms
Base Salary		n/a	Evaluated annually, based on such factors as competitive benchmarks, Company performance and individual performance
Short-term (Annual) Cash Incentive	X	Adjusted EPS	Based solely on financial metric
Long-term (Three-year) Cash Incentive	X	Adjusted EPS	Based solely on financial metric
Stock Options	X	Time-based vesting; value based on appreciation in stock price	Vest one-third each year; seven-year term
Restricted Stock Units		Time-based vesting; value based on stock price on vesting date	Vary with minimum vesting of three years
(1)	Indirect compensation elements include retirement programs and other limited personal benefits as described on page 34 under “Other Elements of Compensation.”

The following charts illustrate how each direct compensation component for fiscal 2017 disclosed in the Summary Compensation Table was weighted for our Chief Executive Officer and the other NEOs as a group.

FY2017 COMPENSATION MIX

SONIC CORP. - 2018 Proxy Statement    30

Back to Contents

Base Salary

We provide competitive base salaries to our NEOs in recognition of their job responsibilities. In determining base salaries, we consider each NEO’s experience, unique skills, individual performance and future potential with Sonic, along with salary levels for similar positions in our peer group and internal pay equity. Our compensation philosophy is to target base salaries close to the median of our compensation peer group for each NEO. Base salaries are reviewed annually during our benchmarking process. For fiscal 2017, the NEOs’ base salaries ranged from 100% to 110% of the peer group median base salary for 2015 (based on the information available when compensation was reviewed in January 2017).

Base salaries for NEOs are reviewed on a calendar year basis. Mr. Hudson’s base salary was increased 3.0% for calendar 2017. The remaining NEOs received increases ranging from 2.5% to 6.6%. Changes were made as a result of the strong performance in fiscal 2016 and to move salaries closer to the respective officer peer-group medians.

Short-term (Annual) Cash Incentive

The Company achieved Adjusted EPS of $1.253 in fiscal 2017 versus a target of $1.38. Short-term cash incentives paid out at 65.50% of target as a result of the Company’s performance.

We establish competitive annual performance opportunities as a percent of salary for our NEOs that:

•	link annual cash compensation to achievement of the annual strategic objectives of the business; and

•	motivate attainment of short-term goals.

Annual cash incentive awards for fiscal 2017 were granted under the Executive Cash Incentive Plan (the “Cash Plan”) adopted by the Company’s shareholders in 2012. The Cash Plan allows for both short-term and long-term performance-based cash incentive awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, as amended.

The Compensation Committee measures the Company’s performance against an annual business plan prepared by management and reviewed and approved by the Board of Directors prior to the fiscal year. Achievement of the Adjusted EPS target set forth in the annual business plan will result in a cash incentive award payment equal to each NEO’s target annual incentive opportunity which is expressed as a percentage of the NEO’s base salary. The Adjusted EPS target is approved by the Board and designed to reinforce our focus on profitability and enhancement of long-term shareholder value. The Adjusted EPS target is based on the annual business plan, which includes the Company’s share repurchase program, as approved by the Board of Directors and publicly announced to shareholders. We consider Adjusted EPS a key indicator of how well management is executing the Company’s strategy. The Compensation Committee set the Adjusted EPS target to require strong performance for our NEOs to receive 100% of their target incentive award opportunity.

The target short-term cash incentive awards are generally set at the median of our compensation peer group, taking into account individual performance, program costs and total compensation targets. The Compensation Committee periodically reviews these target award levels. The base salary target percentages for purposes of setting target short-term incentive awards for each NEO are based on the NEO’s responsibilities, internal pay equity among NEOs with similar responsibilities and competitive considerations. Each NEO’s target annual incentive opportunities (expressed as a percentage of the NEO’s base salary) for fiscal 2017 and 2016 were as follows:

	2017	2016
Name	(%)	(%)
Clifford Hudson	100	100
Claudia S. San Pedro	75	75
John H. Budd III	75	75
Paige S. Bass	50	50
E. Edward Saroch	50	50

If the achieved performance is equal to 80% of the target, then each NEO would receive an incentive payout equal to 25% of the NEO’s target annual incentive opportunity. Consistent with our pay-for-performance philosophy, only when our performance achieves the target will each NEO receive an annual incentive payout equal to 100% of his or her target annual incentive opportunity.

To encourage exceptional performance, achievement in excess of the target will result in the payment of an incentive award equal to an additional 3% of an NEO’s target annual incentive opportunity for every 1% Adjusted EPS exceeds the Adjusted EPS target. For example, if the Company achieved 103% of the Adjusted EPS target for the fiscal year, each NEO would be entitled to receive 109% of his or her target incentive opportunity. The award is capped at 116.67% of the Adjusted EPS target (or 150% of the target annual incentive opportunity).

SONIC CORP. - 2018 Proxy Statement    31

Back to Contents

The Compensation Committee will make adjustments for all items of gain, loss or expense that are related to special, unusual or nonrecurring items, consistent with our publicly reported Adjusted EPS. The Compensation Committee retains discretion to reduce, but not increase, the annual incentive awards in light of unusual or unforeseen developments that impact the Company or the restaurant industry.

For fiscal 2017, the Adjusted EPS target was $1.38. Actual Adjusted EPS for fiscal 2017 was $1.253 which resulted in a payout of 65.5% of each NEO’s target incentive opportunity.

The short-term cash incentive award payouts of the target incentive opportunity for fiscal 2017 and the prior eight fiscal years are:

Incentive Award Payout
Fiscal Year	as % of Target(1)
2017	65.5
2016	105.8
2015	131.0
2014	102.8
2013	113.8
2012	85.0
2011	114.0
2010	0
2009	0
(1)	The Compensation Committee has not exercised discretion to alter any individual short-term awards paid under the Cash Plan.

Long-term Incentives (Cash and Equity)

A key component of our NEO compensation program includes rewards for long-term strategic accomplishments and enhancement of long-term shareholder value through long-term cash and equity-based incentives. As a result, our officers’ interests are closely aligned with shareholders’ long-term interests. We believe that long-term incentive compensation performs an essential role in attracting and retaining executive talent and provides executives with incentives to maximize the value of shareholders’ investments. The annualized value of the long-term incentives awarded to our NEOs is intended to be the largest component of our incentive compensation package. Target long-term incentive award values are determined by the Compensation Committee by analyzing benchmark data, individual performance, program cost and total compensation targets.

For fiscal 2017, as in fiscal years 2013 through 2016, the Compensation Committee determined that the Company’s executive officers’ long-term incentive awards should be comprised of approximately 50% long-term cash awards under the Cash Plan and approximately 50% long-term equity awards (in the form of stock options based on the Black-Scholes value of the award on the date of grant) under the Sonic Corp. 2006 Long-Term Incentive Plan (the “Equity Plan”). Each NEO’s target long-term incentive opportunity for the grants made in fiscal 2017 (for the performance period of fiscal 2017 through fiscal 2019) and for fiscal 2016 (for the performance period of fiscal 2016 through fiscal 2018) was as follows:

	2017		2016
Name	($)		($)
Clifford Hudson	1,727,528	(1)	1,621,012
Claudia S. San Pedro	449,997		335,754
John H. Budd III	355,001		333,363
Paige S. Bass	319,999		288,578
E. Edward Saroch	195,001		181,437
(1)	Mr. Hudson declined the Compensation Committee’s proposed increase of his fiscal 2017 target long-term cash incentive award and requested instead that his target be the same as for his fiscal 2016 long-term incentive awards. The Compensation Committee accepted Mr. Hudson’s request.

Prior to fiscal 2011, long-term incentives were provided to executives solely in the form of equity awards. Providing a portion of long-term incentives under the Cash Plan reduces share dilution.

SONIC CORP. - 2018 Proxy Statement    32

Back to Contents

Long-term Cash Incentives

The Company achieved an Adjusted EPS of $3.65 for the three-year performance period of fiscal 2015 through fiscal 2017, as measured for purposes of our long-term cash incentive awards granted for that period, which resulted in a payout of 109.4% of each NEO’s LTI target award opportunity.

As mentioned above, the Cash Plan allows for the grant of both short-term and long-term cash incentive compensation based on the Company’s performance. With respect to long-term incentives, the Cash Plan provides an additional means for incentive awards to align executives with the Company’s long-term performance and provides a long-term component based on measures that are not limited to stock price. The Cash Plan permits the Compensation Committee to select the performance metrics applicable to a long-term incentive award from among a list of permitted metrics. For the long-term cash incentive awarded to executive officers in fiscal 2017, the performance metric was Adjusted EPS. The Compensation Committee has believed that, over time, EPS results are the primary driver of our stock price, an important indicator of our profitability, and an accurate indicator of long-term Company performance. As explained below, the Compensation Committee is changing the performance metric to operating income, as adjusted and reported, for the long-term cash awards granted for the performance period beginning in fiscal 2018. The Adjusted EPS target is set based on the five-year business plan, which may include share repurchases under the Company’s share repurchase program as approved by the Board of Directors. The Compensation Committee considers the appropriate performance metric each year prior to granting the short-term and long-term cash awards. The Compensation Committee established Adjusted EPS as the metric for both short-term and long-term cash incentive awards for fiscal 2017 because it believes Adjusted EPS encourages executives to profitably deploy capital on behalf of shareholders, thus balancing both growth and return, and is appropriately tied to the Company’s strategy and decision-making processes.

With regard to the long-term cash awards granted in fiscal 2017 under the Cash Plan, payment is based on the Company’s attainment of certain EPS targets over a performance period commencing September 1, 2016 and ending August 31, 2019. The actual amount of the cash award will vary between 0% and 150% of the target award, with payout occurring as follows:

	Average Annual	% of Target Award
	Increase in EPS	Opportunity Paid(1)
Performance Level	%	%
Maximum	20	150
Target	14	100
Minimum	0	25
(1)	Interpolation used for performance between the minimum payout (25%) and maximum payout (150%).

For the three-year performance period of fiscal 2015 through fiscal 2017, the performance target was a cumulative Adjusted EPS of $3.54, which represented an annual average growth rate in Adjusted EPS of 18%. Actual performance for that period was $3.65, which resulted in a payout of 109.4% of each NEO’s LTI target award opportunity.

The Cash Plan was adopted in January 2011, and the performance period for the first long-term (three-year) incentive award granted under the Cash Plan ended in fiscal 2013. Long-term cash incentive award payouts under the Cash Plan are:

	Fiscal Year	Incentive Award
Fiscal Year	Performance Period	Payout as % of Target(1)
2017	2015 to 2017	109.4
2016	2014 to 2016	119.3
2015	2013 to 2015	116.0
2014	2012 to 2014	37.5
2013	2011 to 2013	0
(1)	The Compensation Committee has not exercised discretion to alter any individual long-term awards paid under the Cash Plan.

For fiscal 2018, the Compensation Committee approved certain changes to the incentive compensation design, including using adjusted operating income, instead of adjusted EPS, as the target metric for the long-term cash awards. The Committee believes that the use of adjusted operating income as the metric for long-term incentive cash compensation motivates executives to establish strategies and policies to achieve long-term growth and increase the value of the Company.

SONIC CORP. - 2018 Proxy Statement    33

Back to Contents

Long-term Equity Incentives

Our common stock market price, as determined at the close of market, decreased from $28.69 on August 31, 2016 to $23.41 on August 31, 2017.

The Equity Plan provides the Compensation Committee flexibility in the choice of vehicles used to make long-term equity incentive grants, including the ability to issue stock options, performance share units and RSUs. The Compensation Committee reviews the types of awards granted annually to ensure we spend our shares responsibly and understand the cost associated with each type of available award. The Equity Plan provides for a three-year minimum vesting period for all time vesting-based equity awards and a one-year minimum vesting period for all performance-based equity awards granted to employees.

The Compensation Committee has determined that the equity portion of the executive officers’ long-term incentive awards should be in the form of stock options. Stock options only have value if our stock price appreciates after the options are granted. We believe stock price performance should also be an important driver of compensation to align management and shareholder interests.

Stock option grants to NEOs are made annually at our quarterly Compensation Committee meeting in January. Our quarterly Compensation Committee meeting dates are generally set in conjunction with our quarterly Board meetings and are scheduled about a year in advance of the meetings. Stock options are granted with an exercise price equal to the closing market price of our common stock on the grant date (which is typically the date following the quarterly Compensation Committee meeting). There is no relationship between the timing of the granting of equity-based awards and our release of material non-public information. Options expire after seven years and vest over a period of three years, with one-third becoming exercisable on each anniversary of the grant date as long as the NEO is our employee on the vesting date. The periodic vesting provisions are in place to encourage the NEOs to remain with the Company.

In addition to annual award grants, from time to time the Compensation Committee makes special stock option grants and restricted stock unit grants. The stock option grants, made in connection with promotions and new employment, are made at the quarterly Compensation Committee meeting following the event triggering the grant. As part of our long-term incentive compensation program, restricted stock unit grants are made from time to time, also typically at quarterly meetings, to encourage retention of key talent necessary to manage the Company successfully.

Other Elements of Compensation

The other types of compensation and benefits provided to the NEOs are generally similar to those provided to other officers.

Perquisites

The only perquisites provided to NEOs, as well as all other officers, are car allowances and premiums paid for certain life, accidental death and dismemberment insurance and long-term disability benefits.

Certain Other Benefits

The Company also maintains a benefits program comprised of retirement income and group insurance plans. The Company does not offer any retirement plan or compensation for NEOs other than the Company’s 401(k) plan, in which all employees may participate, and the Company’s nonqualified deferred compensation plan (the “NQDC Plan), which is solely funded by employee contributions and the same employer contributions as provided under the 401(k) plan. The Company provides a match on employee 401(k) contributions equal to 100% on the first three percent contributed by employees into their 401(k) funds and 50% on the second three percent of employee 401(k) contributions. Officers receive the same match on their contributions in the NQDC only to the extent they have not received the maximum match for contributions made to their 401(k) funds.

The Company’s group insurance program consists of life, disability and health insurance benefit plans that are offered to all full-time employees.

SONIC CORP. - 2018 Proxy Statement    34

Back to Contents

Governance of Executive Compensation

Compensation Committee

The Compensation Committee, comprised entirely of independent directors, is responsible for aligning our compensation programs with our objectives of emphasizing pay for performance, paying competitively and focusing on long-term success. The Compensation Committee reviews and approves any compensation decisions regarding the CEO’s direct reports and other senior executives (with input from the CEO), and reviews and recommends the compensation of the CEO to the full Board of Directors. The Board then sets the CEO’s compensation based on its evaluation of the CEO’s performance. Further information about the duties of the Compensation Committee can be found in the Compensation Committee Charter posted on our website at ir.sonicdrivein.com/governance.cfm. To be certain the Compensation Committee is able to effectively carry out its responsibilities, it takes the following actions:

•	retains an independent consultant to advise on executive compensation;
•	benchmarks data, with the assistance of its independent consultant, to determine competitive compensation levels based on a peer group that represents other restaurant companies and companies with which we compete for talent;
•	approves the design and performance metrics used in our incentive plans;
•	submits recommendations to the full Board of Directors for approval and ratification of the CEO’s compensation; and
•	holds executive sessions (without management present) at every Compensation Committee meeting.

In setting compensation for fiscal 2017, the Compensation Committee considered, among other things:

•	the benchmarking data and analyses described above;
•	our overall performance in fiscal 2016, including our financial and operating performance;
•	each NEO’s individual performance and contributions to our achievement of financial goals and operational milestones;
•	each NEO’s job responsibilities, expertise, historical compensation and years and level of experience;
•	the relative compensation levels of our NEOs;
•	the importance of retaining each NEO and each NEO’s potential to assume greater responsibilities in the future; and
•	whether the incentive criteria provide a balance of short-term and long-term incentives and mitigate any risk of a material adverse effect on the Company.

Compensation Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors. In accordance with this authority and in furtherance of the compensation philosophy described above, the Compensation Committee engaged Meridian to conduct an annual review of our total compensation program for fiscal 2017 for our executive officers and provide relevant market data concerning executive pay practices. Meridian provided a review of executive compensation in August 2016, including data consisting of proxy information of peer companies as well as an analysis of executive compensation survey data for the restaurant industry. The Company assessed the independence of Meridian as required by the SEC and concluded that no conflict of interest exists that prevented Meridian from independently advising the Compensation Committee. Meridian attended five Compensation Committee meetings in fiscal 2017.

CEO’s and Other NEOs’ Compensation

The Compensation Committee sets all NEOs’ compensation other than the CEO. Our CEO annually reviews the performance of those executives reporting directly to him and makes recommendations to the Compensation Committee regarding compensation for those executives, as well as any other executive officers named in the Summary Compensation Table. Our Compensation Committee may exercise its discretion in accepting or otherwise modifying the proposed compensation and awards to those executive officers. With respect to the CEO, the Compensation Committee recommends his compensation to the full Board, which then sets the CEO’s compensation based on the Board’s evaluation of the CEO’s performance for the prior fiscal year. The Board’s evaluation of the CEO considers the CEO’s performance against qualitative goals and objectives approved by the Board for the prior fiscal year (specifically addressing any areas where objectives were not met) and the CEO’s self-evaluation of his performance against the goals and objectives. Mr. Hudson’s compensation for fiscal 2017 was higher than that of other NEOs primarily because of his greater influence over and responsibility for the Company, the compensation levels of comparable executives at companies within our compensation peer group and his long tenure with the Company.

SONIC CORP. - 2018 Proxy Statement    35

Back to Contents

Our pay-for-performance compensation program aligns the compensation of the CEO with the interests of the Company’s shareholders, with a substantial amount of the CEO’s target total direct compensation being performance-based compensation. For fiscal 2017, target performance-based compensation represented approximately 74% of our CEO’s target total direct compensation.

Stock Ownership Guidelines

Historically, we have encouraged our executives to own Sonic stock and have monitored ownership levels. The Company has had stock ownership guidelines for the CEO for several years which provide for stock ownership by the CEO of at least five times his base salary. As of September 29, 2017, Mr. Hudson owned Sonic stock valued at nine times his base salary and vested stock options valued at more than eight times his base salary. In fiscal 2015, as amended in fiscal 2016 with respect to the office of President, the Company adopted stock ownership guidelines for all other officers. For officers below the President level, the guidelines require that the officer own at least a number shares equal to the lesser of the number of shares or the dollar values set forth in the following table.

Position	Number of Shares	Value of Shares
Chief Executive Officer	—	5x Base Salary
President (if not also CEO)	—	2x Base Salary
Executive Vice President	12,500	$400,000
Senior Vice President	12,500	$400,000
Vice President	5,000	$200,000
Regional Vice President	3,000	$100,000

The guidelines provide a five-year window from the time of adoption of the original guidelines, or the date of their appointment as an officer, whichever is later, to attain either the value or share ownership level. Outstanding vested stock options are counted in determining the minimum value, but not the minimum number of shares. All our NEOs have either met or are tracking to meet the guidelines within the required timeframe.

Compensation Recoupment (“Clawback”) Policy

In October 2016, at the Compensation Committee’s recommendation, the Company adopted a clawback policy that provides in the event the Company materially restates all or a portion of its financial statements, the Company will take action to recover incentive cash compensation and performance-based equity awards from any “covered officer” that were based on the achievement of financial results that were subsequently restated. Covered officer is defined to include all executive officers as defined under Section 16 of the Securities Exchange Act of 1934, any officer reporting directly to the CEO and any other officer who holds the title of Senior Vice President of the Company or its subsidiaries. The Compensation Committee is authorized to adopt any rules and procedures for the policy as it deems appropriate. The Company’s policy is intended to comply with the SEC’s proposed rules under the Dodd-Frank Act, but the Company will monitor the final rules for any potential changes.

Termination and Change in Control Arrangements

We have employment agreements with each NEO. The employment agreements provide that if the Company terminates the NEO’s employment other than for cause or fails to renew the NEO’s contract, the Company must pay the NEO certain severance benefits. The contracts for the NEOs also provide that, upon a change in control of the Company, if the Company terminates the officer’s employment other than for cause or violates any term of the contract, the Company must pay the officer severance benefits. Severance and change in control payments are discussed in more detail under “Potential Payments upon Termination or Change in Control” on page 42. The agreements regarding severance payments are designed to be competitive with similar agreements of our compensation peer companies to attract, retain and motivate NEOs, provide for stability and continuity of management in the event of any actual or threatened change in control, encourage NEOs to remain in service after a change in control and ensure that NEOs are able to devote their entire attention to maximizing shareholder value in the event of a change in control. The Compensation Committee has determined that the amounts payable under the employment agreements are necessary to achieve those objectives.

None of the employment agreements provide for the payment of severance upon a change of control unless the employee is terminated without “cause” or resigns for “good reason.” The Company does not provide any tax gross-ups with respect to payments made in connection with a change in control.

SONIC CORP. - 2018 Proxy Statement    36

Back to Contents

Tax Considerations

In determining executive compensation, the Compensation Committee considers several factors, including the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limit the deductibility by the Company of certain categories of compensation exceeding $1,000,000 paid to certain executive officers. One exception applies to “performance-based compensation” paid pursuant to shareholder-approved employee benefit plans (essentially, compensation that is paid only if the individual’s performance meets pre-established objective performance goals based on performance criteria approved by our shareholders). Generally, the Compensation Committee believes that it is in the Company’s shareholders’ best interests to preserve the deductibility of compensation paid to the Company’s executive officers, while still maintaining the Company’s executive compensation program’s goals. The Compensation Committee may approve compensation to NEOs that may exceed the limits of deductibility if it is deemed necessary and in the Company’s best interest to continue to attract and retain the best possible executive talent, and to motivate such executives to achieve the goals inherent in the Company’s business strategy. For fiscal 2017, all compensation paid to our NEOs qualified for deduction under Section 162(m).

Compensation Risk

In fiscal 2017, the Compensation Committee reviewed the Company’s various incentives and other compensation programs and practices and the processes for implementing these programs to determine whether any risks arising from our compensation policies and practices for our NEOs and other employees could encourage decision-making that could expose the Company to unreasonable risks of material adverse consequences. In conducting this review, the Compensation Committee considered a risk assessment analysis performed by Meridian, the Compensation Committee’s independent compensation consulting firm, regarding the Company’s compensation policies and practices in fiscal 2017. Based on this review, the Compensation Committee determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.

In making this determination, the Compensation Committee considered the various components of compensation and the compensation decision-making process including:

•	A Balanced Mix of Compensation Components. The target compensation mix for our executive officers is composed of salary, annual cash incentives and long-term equity and cash incentives, representing a mix that is not overly weighted toward short-term cash incentives.
•	Capped Incentive Awards. Short-term and long-term cash incentive awards are capped at 150% of target.
•	Independent Compensation Consultant. The Compensation Committee uses an independent compensation consultant.
•	Multi-Year Vesting. The performance period and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period. All long-term cash incentive awards have a three-year performance period. All time-vested equity awards have a three-year vesting period.
•	Performance Metrics. All performance metrics for our short-term and long-term cash incentive awards are based on audited metrics.
•	Discretion. The Compensation Committee can exercise discretion to reduce final payouts of all short-term and long-term cash incentive awards.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee

/s/Jeffrey H. Schutz, Chairman

/s/R. Neal Black

/s/Lauren R. Hobart

/s/Susan E. Thronson

SONIC CORP. - 2018 Proxy Statement    37

Back to Contents

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning total compensation earned by the NEOs (“the CEO, the Chief Financial Officer and the three other most-highly compensated executive officers of the Company”) who served in such capacities as of August 31, 2017, for services rendered to the Company during the past fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	(1)	Option Awards ($)	(1)	Non-equity Incentive Plan Compensation ($)	(2)	All Other Compensation ($)	(3)	Total ($)
Clifford Hudson	2017	903,478	—		—		876,528		1,347,874		27,366		3,155,246
Chairman of the Board, Chief Executive Officer and President
	2016	856,087	—		—		851,003		1,711,904		27,141		3,446,135
	2015	778,539	—		—		770,011		1,606,837		27,053		3,182,440
Claudia S. San Pedro	2017	482,250	—		—		224,997		299,661		27,366		1,034,274
Executive Vice President and Chief Financial Officer	2016	427,500	7,623	(4)	—		191,254		416,329		27,141		1,069,847

	2015	264,655	—		292,600	(5)	65,882		232,445		27,053		882,635
John H. Budd III	2017	423,333			—		177,501		375,784		27,366		1,003,984
Executive Vice President and Chief Development and Strategy Officer
	2016	410,807	—		—		170,004		507,626		27,141		1,115,578
	2015	391,797	—		292,600	(5)	163,357		377,648		27,053		1,252,455
Paige S. Bass	2017	386,833	—		—		159,999		261,623		27,366		835,821
Senior Vice President and General Counsel	2016	358,459	8,019	(4)	—		151,302		325,190		27,141		870,111

	2015	325,960	—		—		137,276		319,446		27,128		809,810
E. Edward Saroch	2017	355,393	—		—		97,501		204,318		18,032		675,244
Senior Vice President of Franchise Relations	2016	345,042	7,392	(4)	—		92,052		273,422		17,192		735,100

	2015	328,312	—		—		86,876		229,401		14,673		659,262

(1)	The amounts shown reflect the aggregate grant date fair values of the stock and option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). These amounts do not include any reduction in the value for the possibility of forfeiture. See Note 13 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended August 31, 2017 regarding assumptions underlying valuation of equity awards. The terms applicable to option awards granted in fiscal 2017 are set forth in the Grant of Plan-Based Awards Table on page 39.

(2)	Amounts listed in the following table for fiscal 2017 include short-term cash incentive compensation paid for the one-year performance period ended August 31, 2017, and long-term cash incentive compensation paid for the three-year performance period ended August 31, 2017, as discussed in further detail in the CD&A under the sections “Annual Cash Incentive” and “Long-Term Cash Incentives.”

	Short-term Cash	Long-term Cash
Name	($)	($)
Clifford Hudson	773,747	574,127
Claudia S. San Pedro	231,010	68,651
John H. Budd III	201,412	174,372
Paige S. Bass	124,450	137,173
E. Edward Saroch	112,920	91,398

SONIC CORP. - 2018 Proxy Statement    38

Back to Contents
(3)	All Other Compensation for fiscal 2017 is listed in the following table:

			Company Provided Life
			and Accidental Death and	Total All
	Company Matching Contributions	Car	Dismemberment Insurance	Other
	to the 401(k) Plan	Allowance	Premiums	Compensation
Name	($)	($)	($)	($)
Clifford Hudson	12,150	14,400	816	27,366
Claudia S. San Pedro	12,150	14,400	816	27,366
John H. Budd III	12,150	14,400	816	27,366
Paige S. Bass	12,150	14,400	816	27,366
E. Edward Saroch	12,150	5,066	816	18,032

(4)	The bonus amounts paid to Ms. San Pedro, Ms. Bass and Mr. Saroch were one-time discretionary bonuses awarded to them by the Compensation Committee in recognition of their contributions to special projects completed during the year.

(5)	The stock awards for Ms. San Pedro and Mr. Budd were one-time discretionary RSU awards granted to them by the Compensation Committee in accordance with its objective to use such awards for retention purposes. These RSUs vest on August 31, 2018.

Grants of Plan-based Awards Table

The following table provides information concerning grants of plan-based awards made to the NEOs during fiscal 2017.

Estimated Future Payouts under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	(1)(2)	Target ($)		Maximum ($)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)	(3)
Clifford Hudson
Stock Options	1/19/2017						130,012	25.40	876,528
Short-Term Cash Incentive	10/19/2016	219,132		876,530		1,314,795
Long-Term Cash Incentive	10/19/2016	212,750		851,000	(4)	1,276,500
Claudia S. San Pedro
Stock Options	1/19/2017						33,373	25.40	224,997
Short-Term Cash Incentive	10/19/2016	88,172		352,688		529,031
Long-Term Cash Incentive	10/19/2016	56,250		225,000		337,500
John H. Budd III
Stock Options	1/19/2017						26,328	25.40	177,501
Short-Term Cash Incentive	10/19/2016	76,875		307,500		461,250
Long-Term Cash Incentive	10/19/2016	44,375		177,500		266,250
Paige S. Bass
Stock Options	1/19/2017						23,732	25.40	159,999
Short-Term Cash Incentive	10/19/2016	47,500		190,000		285,000
Long-Term Cash Incentive	10/19/2016	40,000		160,000		240,000
E. Edward Saroch
Stock Options	1/19/2017						14,462	25.40	97,501
Short-Term Cash Incentive	10/19/2016	43,099		172,396		258,594
Long-Term Cash Incentive	10/19/2016	24,375		97,500		146,250

(1)	The threshold amounts under the Company’s short-term cash incentive plan reflect the minimum payment level, which is 25% of the target amounts shown in the next column. Threshold is represented as the minimum payment level, but zero payout is possible if threshold performance measures are not attained. The maximum payment amount is 150% of the target award, as more particularly described in the CD&A under the section “Annual Cash Incentive.”

SONIC CORP. - 2018 Proxy Statement    39

Back to Contents
(2)	The threshold amounts under the Company’s long-term cash incentive plan reflect the minimum payment level, which is 25% of the target amounts shown in the next column. Threshold is represented as the minimum payment level, but zero payout is possible if threshold performance measures are not attained. The maximum payment amount is 150% of the target award, as more particularly described in the CD&A under the section “Long-Term Cash Incentives.”

(3)	The amounts shown reflect the grant date fair value of the option awards for financial reporting purposes computed in accordance with FASB ASC 718. These amounts do not include any reduction in the value for the possibility of forfeiture. See Note 13 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended August 31, 2017 regarding assumptions underlying valuation of equity awards.

(4)	Mr. Hudson declined the Compensation Committee’s proposed increase of his fiscal 2017 target long-term cash incentive award and requested instead that his target be the same as for his fiscal 2016 long-term incentive awards. The Compensation Committee accepted Mr. Hudson’s request.

Outstanding Equity Awards at Fiscal Year-end Table

The following table provides information on the current holdings of stock options and RSUs by the NEOs as of the fiscal year ended August 31, 2017.

					Stock Awards
					Number of		Market Value
					Shares or		of Shares or
	Number of Securities Underlying				Units that		Units that
	Unexercised Options (#)(1)		Option	Option	Have not		Have not
			Exercise Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	(2)	($)	(3)
Clifford Hudson	112,849	0	11.19	1/6/2018
	182,470	0	6.80	1/18/2019
	146,640	0	11.07	1/16/2020
	130,537	0	20.58	1/16/2021
	57,730	28,865	31.29	1/29/2022
	34,279	68,560	29.37	1/28/2023
	0	130,012	25.40	1/19/2024
Claudia S. San Pedro	10,111	0	11.19	1/6/2018
	16,482	0	6.80	1/18/2019
	10,697	0	11.07	1/16/2020
	7,516	0	20.58	1/16/2021
	4,939	2,470	31.29	1/29/2022
	7,704	15,408	29.37	1/28/2023
	0	33,373	25.40	1/19/2024
					10,000		234,100
John H. Budd III	25,000	0	18.32	10/16/2020
	23,333	0	20.58	1/16/2021
	12,247	6,124	31.29	1/29/2022
	6,848	13,696	29.37	1/28/2023
	0	26,328	25.40	1/19/2024
					10,000		234,100
Paige S. Bass	4,932	0	6.80	1/18/2019
	24,729	0	11.07	1/16/2020
	18,334	0	20.58	1/16/2021
	10,292	5,146	31.29	1/29/2022
	6,094	12,190	29.37	1/28/2023
	0	23,732	25.40	1/19/2024

SONIC CORP. - 2018 Proxy Statement    40

Back to Contents
					Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)		Option	Option	Number of Shares or Units that Have not		Market Value of Shares or Units that Have not
			Exercise Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	(2)	($)	(3)
E. Edward Saroch	21,896	0	6.80	1/18/2019
	16,716	0	11.07	1/16/2020
	12,230	0	20.58	1/16/2021
	6,513	3,257	31.29	1/29/2022
	3,708	7,416	29.37	1/28/2023
	0	14,462	25.40	1/19/2024

(1)	The following table shows the grant date, vesting schedule and expiration date for all unexercisable stock options as of the fiscal year ended August 31, 2017. All stock options have a three-year vesting schedule of 33 1/3% per year.

Grant Date	Vesting Schedule	Expiration Date
1/29/2015	33 1/3% per year with remaining vesting date of 1/29/2018	1/29/2022
1/28/2016	33 1/3% per year with remaining vesting dates of 1/28/2018 and 1/28/2019	1/28/2023
1/19/2017	33 1/3% per year with remaining vesting dates of 1/19/2018, 1/19/2019 and 1/19/2020	1/19/2024

(2)	Ms. San Pedro’s and Mr. Budd’s RSUs were granted August 6, 2015 and will vest 100% on August 31, 2018.
(3)	The value is based on the closing price of $23.41 on August 31, 2017 for one share of Sonic Corp. stock.

Option Exercises and Stock Vested

The following table sets forth information regarding stock options exercised during fiscal 2017 by the NEOs. No shares of RSUs vested in fiscal 2017.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Claudia S. San Pedro	14,092	257,038
E. Edward Saroch	36,235	601,899

(1)	All the options exercised by Ms. San Pedro would have expired in fiscal 2017 if they had not been exercised. Of the options exercised by Mr. Saroch, 22,332 would have expired in fiscal 2017 if they had not been exercised.

Nonqualified Deferred Compensation

The NEOs and other officers are eligible to defer all or a portion of their base salary and annual incentive pay to the Nonqualified Deferred Compensation Plan (the “NQDC Plan”), an unfunded, nonqualified deferred compensation plan. The plan is subject to IRC Section 409A for all deferred compensation earned. The Company matches 100% of the first 3% and 50% of the next 3% of the participant’s compensation that is deferred into either the 401(k) Plan or the NQDC Plan. The maximum compensation that is considered for purposes of calculating the matching contribution is $270,000. Participants may make an election to invest their deferrals among an array of investment options, and their accounts are credited based upon the performance of the investment options. Participants are 100% vested in their own contributions and those of the Company.

The Company contributes all amounts deferred under the plan to a rabbi trust. Assets in the rabbi trust are invested in certain mutual funds that cover an investment spectrum ranging from equities to money market instruments, which mirror the investment options under the 401(k) Plan. All rabbi trust assets remain available to satisfy the claims of the Company’s creditors in the event of the Company’s bankruptcy or insolvency.

SONIC CORP. - 2018 Proxy Statement     41

Back to Contents

When participants elect to defer amounts into the plan, they also select when the amounts ultimately will be distributed. Payment of a participant’s account is made a minimum of six months from participant’s termination of employment in the form of a lump sum or up to 15 annual installments if the participant so elected at the time of deferral and if the participant’s total account balance is at least $50,000. A participant can elect to change a prior distribution election to further delay distribution provided that such new election must be provided at least 12 months before the date the previously scheduled distribution would have occurred and provided that the new distribution date is at least five years from the originally scheduled distribution date. A participant may obtain a withdrawal prior to the date otherwise scheduled or elected by the participant if the participant incurs an “unforeseeable emergency” (generally including illness, casualty losses, etc.).

The NQDC Plan was established in fiscal 2011 to permit Company employees who are generally considered “highly compensated” pursuant to IRC Section 414(q) to defer portions of their compensation to a retirement plan other than the Company’s 401(k) Plan, because deferrals to the Company’s 401(k) Plan by those employees were limited by the IRC testing rules. In fiscal 2013, the Company amended its 401(k) Plan so that deferrals by highly compensated employees were no longer limited by the testing rules.

The following table provides information on the NEOs’ participation in the Nonqualified Deferred Compensation Plan:

Name	Executive Contributions in Fiscal Year 2017 ($)	Company Contributions in Fiscal Year 2017 ($)	Aggregate Earnings in Fiscal Year 2017 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year End ($)	(1)
Clifford Hudson	—	—	32,057	—	309,056
Claudia S. San Pedro	—	—	—	—	—
John H. Budd III	—	—	—	—	—
Paige S. Bass	—	—	4,338	—	34,003
E. Edward Saroch	—	—	639	—	7,425

(1)	Amounts reported in this column are included in the Company’s Summary Compensation Table if the NEO was a named executive officer in previous years. The balance at fiscal year-end 2017 reflects the cumulative value of each NEOs’ deferrals, match and investment gains or losses. These amounts do not include contributions or earnings related to fiscal 2017 annual short-term award which were paid after the end of fiscal 2017 (but which amounts are included in the executive and company contributions columns of this table).

Potential Payments upon Termination or Change in Control

We entered into employment agreements with each of our NEOs, which provide for payments in certain events of termination, including upon a change in control (“CIC”), as shown in the following table:

					After CIC	(2)
	Term of				Termination w/o Cause	(3)(4)
	Employment		Before CIC	(2)	or Resignation for Good
Name	Agreement	(1)	Termination w/o Cause	(3)	Reason	(5)
Clifford Hudson	2 years		two times annual base salary		three times annual base salary
Claudia S. San Pedro, John H. Budd III, Paige S. Bass and E. Edward Saroch	1 year		annual base salary		two times annual base salary

(1)	Unless specifically terminated or not renewed by the Company. Mr. Hudson’s agreement automatically extends each year for one additional year to maintain successive two-year terms. The agreements for the other NEOs automatically extend for successive one-year terms.
(2)	Change in control includes:
(a)	any consolidation or merger of the Company in which the Company does not continue or survive or pursuant to which the shares of capital stock of the Company convert into cash, securities, or other property;
(b)	any sale, lease, exchange, or transfer all or substantially all the Company’s assets;
(c)	the acquisition of 50% or more of the Company’s outstanding capital stock by any person; or
(d)	a change in the make-up of the Company’s Board of Directors during any period of two consecutive years, pursuant to which individuals who at the beginning of the period made up the Company’s entire Board of Directors cease for any reason to constitute a majority of the Board of Directors, unless at least two-thirds of the directors then and still in office approved the nomination of the new directors.

SONIC CORP. - 2018 Proxy Statement     42

Back to Contents
(3)	Cause includes:
(a)	the willful and intentional failure to perform the officer’s duties (physical or mental incapacity excepted);
(b)	the commission of an illegal act in connection with the officer’s employment;
(c)	any material breach by the officer of his or her obligations under the employment agreement;
(d)	breaching the Company’s written policy or the rules of any governmental or regulatory body applicable to the Company; or.
(e)	engaging in any conduct which could reflect negatively upon or is materially injurious to the Company.
(4)	A determination of “cause” after a change in control requires the affirmative vote of a majority of the members of the Board of Directors.
(5)	Good reason includes assignment to the officer, without his or her consent, of duties inconsistent with the officer’s position or a reduction in the officer’s salary.

The following table describes and quantifies certain compensation that would become payable if the NEOs’ employment had terminated on August 31, 2017, the last day of the fiscal year. The amounts are based on each NEO’s compensation as of that date, and if applicable, the Company’s closing stock price of $23.41 on August 31, 2017.

Name	Benefit	Retirement ($)	Before CIC Termination w/o Cause ($)	After CIC Termination w/o Cause or Resignation for Good Reason ($)		Disability ($)		Death ($)
Clifford Hudson	Cash Severance	—	1,753,060	2,629,590			(1)	—
	Stock Options	—	—	6,512,389	(2)	6,512,389		6,512,389
	Long-Term Cash Incentive(3)	—	574,127	574,127		574,127		574,127
Claudia S. San Pedro	Cash Severance	—	470,250	940,500			(1)	—
	Stock Options	—	—	550,594	(2)	550,594		550,594
	RSUs	—	—	275,200		275,200		275,200
	Long-Term Cash Incentive(3)	—	68,651	68,651		68,651		68,651
John H. Budd III	Cash Severance	—	410,000	820,000			(1)	—
	Stock Options	—	—	193,282	(2)	193,282		193,282
	RSUs	—	—	275,200		275,200		275,200
	Long-Term Cash Incentive(3)	—	174,372	174,372		174,372		174,372
Paige S. Bass	Cash Severance	—	380,000	760,000			(1)	—
	Stock Options	—	—	438,962	(2)	438,962		438,962
	Long-Term Cash Incentive(3)	—	137,173	137,173		137,173		137,173
E. Edward Saroch	Cash Severance	—	344,793	689,586			(1)	—
	Stock Options	—	—	535,749	(2)	535,749		535,749
	Long-Term Cash Incentive(3)	—	91,398	91,398		91,398		91,398

(1)	NEOs do not receive any payments upon termination as a result of long-term disability other than the long-term disability benefits provided to all corporate employees in the amount of 70% of the employee’s salary, but not to exceed $10,000 per month, until the employee reaches the age of 65.
(2)	Under the Equity Plan, RSUs automatically vest upon a change in control. Unvested stock options do not automatically vest upon a change in control; however, the Compensation Committee has the authority and may determine at any time that unvested stock options will automatically vest upon a change in control. The amounts reflected assume the Compensation Committee will make such determination, and the values are based on the closing price of $23.41 on August 31, 2017 for a share of Sonic Corp. stock.
(3)	Under the award agreements, a pro rata portion of the long-term cash incentive awards are paid upon certain events of termination based on the date of termination. The amounts shown are calculated based on the assumption that 100% of the target amounts for such awards are met. The actual amounts will vary based on the degree to which the performance targets for each award have been met.

SONIC CORP. - 2018 Proxy Statement     43

Back to Contents

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

The following table shows the total number and percentage of the outstanding shares of the Company’s voting common stock beneficially owned as of September 30, 2017, unless otherwise noted, with respect to each person (including any “group” as used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) the Company knows to have beneficial ownership of more than 5% of the Company’s common stock. The Company computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which includes as beneficially owned all shares of common stock that the person or group has the right to acquire within the next 60 days.

Beneficial Owner	Number of Shares	Percent	(1)
Southeastern Asset Management, Inc.(2) 6410 Poplar Avenue, Suite 900 Memphis, TN 38119	6,436,879	15.99%
T. Rowe Price Associates(3) PO Box 89000 Baltimore, MD 21289	5,286,902	13.14%
BlackRock Fund Advisors(4) 400 Howard Street San Francisco, CA 94105	5,084,836	12.63%
The Vanguard Group, Inc.(5) 100 Vanguard Boulevard Malvern, PA 19355	3,616,470	8.98%

(1)	Based on the number of outstanding shares of common stock, being 40,250,461, as of October 13, 2017, as set forth in the Company’s Form 10-K.
(2)	Reflects shares beneficially owned by Southeastern Asset Management, Inc. (“Southeastern”) as of September 30, 2017, according to a Form 13F Holdings Report filed by Southeastern with the SEC on November 14, 2017. Based on the Form 13F Holdings Report, Southeastern had sole voting power over 6,370,000 shares, shared voting power over 0 shares and no voting power over 66,879 shares. According to a statement on Schedule 13G/A filed by Southeastern with the SEC on July 10, 2017, as of June 30, 2017, Southeastern had sole voting power over 0 shares, shared voting power over 6,370,000 shares, sole dispositive power over 66,879 shares, shared dispositive power over 6,370,000 shares, and beneficial ownership of 6,436,879 shares.
(3)	Reflects shares beneficially owned by T. Rowe Price Associates, Inc. (“T Rowe Price”) as of September 30, 2017, according to a Form 13F Holdings Report filed by T Rowe Price with the SEC on November 14, 2017. Based on the Form 13F Holdings Report, T Rowe Price had sole voting power over 751,821 shares, shared voting power over 0 shares and no voting power over 4,535,081 shares. According to a statement on Schedule 13G/A filed by T Rowe Price with the SEC on April 10, 2017, as of March 31, 2017, T Rowe Price had sole voting power over 605,896 shares, shared voting power over 0 shares, sole dispositive power over 4,655,587 shares, shared dispositive power over 0 shares, and beneficial ownership of 4,655,587 shares.
(4)	Reflects shares beneficially owned by BlackRock Fund Advisors (“BlackRock”) as of September 30, 2017, according to a Form 13F Holdings Report filed by BlackRock with the SEC on November 14, 2017. Based on the Form 13F Holdings Report, BlackRock had sole voting power over 4,995,023 shares, shared voting power over 0 shares and no voting power over 89,813 shares. According to a statement on Schedule 13G filed by BlackRock, Inc. with the SEC on January 17, 2017, as of December 31, 2016, BlackRock, Inc. had sole voting power over 5,009,780 shares, shared voting power over 0 shares, sole dispositive power over 5,107,420 shares, shared dispositive power over 0 shares, and beneficial ownership of 5,107,420 shares.
(5)	Reflects shares beneficially owned by The Vanguard Group, Inc. (“Vanguard”) as of September 30, 2017, according to a Form 13F Holdings Report filed by Vanguard with the SEC on November 14, 2017. Based on the Form 13F Holdings Report, Vanguard Fiduciary Trust Co, an institutional investment manager affiliated with Vanguard, had sole voting power over 63,546 shares, Vanguard Investments Australia, Ltd., an institutional investment manager affiliated with Vanguard, had shared voting power over 6,100 shares, and Vanguard had sole voting power over 0 shares, shared voting power over 0 shares and no voting power over 3,546,824 shares. According to a statement on Schedule 13G/A filed by Vanguard with the SEC on February 13, 2017, as of December 31, 2016, Vanguard had sole voting power over 8,332 shares, shared voting power over 6,100 shares, sole dispositive power over 3,426,575 shares, shared dispositive power over 93,032 shares and beneficial ownership of 3,519,607 shares.

SONIC CORP. - 2018 Proxy Statement     44

Back to Contents

Management

The following table sets forth information obtained from our directors and executive officers, including our NEOs, as to their beneficial ownership of the Company’s voting common stock as of August 31, 2017. We computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which rule includes as beneficially owned all shares of common stock which the person or group has the right to acquire pursuant to stock options exercisable and restricted share units that will vest within the 60 days following the record date. Unless indicated otherwise, each shareholder holds sole voting and investment power with regard to the shares of common stock.

Beneficial Owner	Number of Shares		Number of Exercisable Options	(1)	Number of RSUs	(2)	Percent	(3)
Clifford Hudson	322,452	(4)	743,987		0		2.58
Claudia S. San Pedro	32,051	(5)	78,747		0			(6)
John H. Budd III	0		89,176		0			(6)
Paige S. Bass	35,895	(7)	83,532		0			(6)
E. Edward Saroch	92,450	(8)	72,848		0			(6)
Tony D. Bartel	4,870		22,813		1,772			(6)
R. Neal Black	1,947		11,811		1,772			(6)
Steven A. Davis	2,000		6,675		1,772
Lauren R. Hobart	4,870		22,813		1,772			(6)
Kate S. Lavelle	14,959		16,591		1,772			(6)
J. Larry Nichols	43,478		56,227		1,772			(6)
Federico F. Peña	56,230		41,187		1,772			(6)
Frank E. Richardson	1,220,474	(9)	56,227		1,772		3.17
Jeffrey H. Schutz	50,705	(10)	16,591		1,772			(6)
Kathryn L. Taylor	41,675		22,813		1,772			(6)
Susan E. Thronson	2,453		15,215		1,772			(6)
Directors and executive officers as a group (22)	1,964,329	(11)	1,470,647		19,492		8.28

(1)	Reflects the number of shares that could be purchased by exercise of options exercisable on or before February 2, 2018, which is within 60 days after the record date, under the 2006 Plan.
(2)	Reflects the number of RSUs that could vest on or before February 2, 2018, which is within 60 days after the record date, under the 2006 Plan.
(3)	Based on the number of outstanding shares of common stock as of August 31, 2017. Pursuant to Rule 13d-3(d), the Company includes the shares of common stock underlying options exercisable and RSUs that could vest on or before February 2, 2018, which is within 60 days after the record date, as outstanding for the purposes of computing the percentage ownership of the person or group holding those options or units, but not for the purposes of computing the percentage ownership of any other person.
(4)	Includes (a) 132,818 shares of common stock held by Mr. Hudson in trust for himself, (b) 124,779 shares of common stock held by Mr. Hudson’s wife in trust for herself (of which Mr. Hudson disclaims beneficial ownership), (c) 9,855 shares of common stock held by Mr. Hudson’s son in trust (of which Mr. Hudson disclaims beneficial ownership) and (d) 55,000 shares of common stock held by a family limited liability company owned by Mr. Hudson, his wife and his two children. (Mr. Hudson owns 21% of the family limited liability company and disclaims beneficial ownership of the shares held by the family limited liability company except to the extent of his pecuniary interest therein.)
(5)	Includes 12,376 shares held in the Company’s employee stock purchase plan.
(6)	Represents less than 1% of the Company’s outstanding shares.
(7)	Includes 958 shares of common stock held in the Company’s 401(k) plan and 3,682 shares held in the Company’s employee stock purchase plan.
(8)	Includes 2,713 shares of common stock held in the Company’s employee stock purchase plan.
(9)	Includes 16,484 shares of common stock held by Mr. Richardson as trustee of children’s trusts and 1,500 shares of common stock held by Mr. Richardson’s son (all of which Mr. Richardson disclaims beneficial ownership).
(10)	Includes 7,600 shares of common stock held by Mr. Schutz’s family limited liability company, of which Mr. Schutz owns 50%.
(11)	Includes 2,044 shares of common stock held in the Company’s 401(k) plan and 23,550 shares held in the Company’s employee stock purchase plan.

Changes in Control

We do not know of any arrangements (including the pledge by any person of the Company’s securities) that may result at a subsequent date in a change in control of the Company.

SONIC CORP. - 2018 Proxy Statement     45

Back to Contents

OTHER INFORMATION

The Board knows of no other matters which may come before the annual meeting. If any other business properly comes before the meeting, the persons named in the proxy will vote with respect to that matter in accordance with their best judgment.

Certain Relationships and Related Transactions

The Company has no transactions with related parties subject to disclosure pursuant to SEC rules. The Company has a number of policies, procedures and practices that relate to the identification, review and approval of related person transactions. Pursuant to the Company’s Code of Business Conduct and Ethics, all directors and executive officers are required to report actual or potential conflicts of interest to the Nominating and Corporate Governance Committee of the Board of Directors. The Chief Executive Officer, Chief Financial Officer, Treasurer and Chief Accounting Officer are also subject to the Company’s Code of Ethics for Financial Officers, which requires them to avoid actual or apparent conflicts of interest and report violations of the Code of Ethics for Financial Officers to the Chairman of the Audit Committee of the Board of Directors. The Audit Committee Charter requires the Audit Committee to review and approve policies and procedures with respect to proposed transactions between the Company and related persons and to review and approve in advance all such related-person transactions. The Audit Committee will approve any such transaction only if it is determined to be in the best interests (or not inconsistent with the best interests) of the Company and its shareholders. In addition, directors and executive officers provide information in an annual questionnaire relating to any transactions with the Company, which transactions are reviewed by the Audit Committee to determine whether disclosure is required in the Company’s proxy statement. No member of the Audit Committee participates in any approval of a related person transaction in which such member is a related person, other than to provide all material information regarding the transaction to the Audit Committee.

The Company’s Code of Business Conduct and Ethics, Code of Ethics for Financial Officers and Audit Committee Charter may all be found in the corporate governance section of our website, www.sonicdrivein.com.

Equity Compensation Plan Information

The following table sets forth information about the Company’s equity compensation plans as of August 31, 2017.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,630,796	(1)	$20.42	(2)	6,508,269
Equity compensation plans not approved by security holders	-0-		-0-		-0-

(1)	Shares subject to outstanding options were granted under the Sonic Corp. 2006 Long-Term Incentive Plan (the “2006 Plan”). Also includes shares subject to outstanding RSUs granted under the 2006 Plan.

(2)	The weighted-average exercise price does not take into account 98,492 of outstanding RSUs, which have no exercise price.

SONIC CORP. - 2018 Proxy Statement    46

Back to Contents

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of the original and amended Forms 3, 4 and 5 furnished to the Company during its last fiscal year, we do not know of any person who failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

2017 Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the year ended August 31, 2017, as filed with the Securities and Exchange Commission, contains detailed information concerning the Company and its operations which is not included in the 2017 Annual Report. A copy of the 2017 Form 10-K will be furnished to each shareholder without charge upon written request to: Claudia S. San Pedro, Executive Vice President and Chief Financial Officer, Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, OK 73104. The 2017 Form 10-K is also available at the Company’s website at http://ir.sonicdrivein.com/financials.cfm.

SONIC CORP. - 2018 Proxy Statement    47

Back to Contents

APPENDIX A

The term Adjusted EPS as used in the Compensation Discussion and Analysis section of this proxy statement represents EPS, excluding certain unusual or nonrecurring items, based on the diluted weighted average number of shares of common stock outstanding during the period presented. We believe the exclusion of these items in evaluating the change in diluted earnings per share for the periods below provides useful information to investors and management regarding the underlying business trends and the performance of our ongoing operations and is helpful for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the financial results for the Company and predicting future performance. A reconciliation of Adjusted EPS to reported GAAP EPS is as follows:

	Fiscal Year Ended August 31,

	2017	2016	2015	Diluted EPS
	Diluted EPS	Diluted EPS	Diluted EPS	$ Change	% Change
Reported – GAAP	$1.45	$1.29	$1.20	$0.25	20.8%
Net gain on refranchising transactions(1)	(0.15)	(0.02)	—
Tax impact on refranchising transactions(2)	0.06	0.00	—
Gain on sale of investment in refranchised drive-in operations(3)	(0.09)	—	—
Tax impact on sale of investment in refranchised drive-in operations(4)	0.03	—	—
Restructuring charges(5)	0.04	—	—
Tax impact of restructuring charges(6)	(0.02)	—	—
Gain on sale of real estate	(0.11)	(0.04)	—
Tax impact on real estate sale(7)	0.04	0.01	—
FIN 48 release of income tax credits and deductions	—	(0.06)	—
Loss from early extinguishment of debt	—	0.18	—
Tax impact on debt extinguishment(8)	—	(0.06)	—
Retroactive benefit of Work Opportunity Tax Credit and resolution of tax matters	—	(0.01)	(0.01)
Federal tax benefit of prior-year statutory tax deduction	—	—	(0.06)
Change in deferred tax valuation allowance	—	—	(0.04)
Retroactive effect of federal tax law change		—	0.01
Adjusted - Non-GAAP	$1.25	$1.29	$1.10	$0.15	13.6%

(1)	During the first quarter of fiscal year 2017, we completed two transactions to refranchise the operations of 56 Company Drive-Ins. Of the proceeds, $3.8 million was applied as the initial lease payment for an option to purchase the real estate within 24 months. The franchisee exercised the option in the last six months of the fiscal year. Until the option was fully exercised, the franchisee made monthly lease payments which totaled $0.8 million for the fiscal year-to-date, net of sub-lease expense. During the second quarter of fiscal year 2017, we completed transactions to refranchise the operations of 54 Company Drive-Ins, one of which resulted in a gain of $7.8 million and another in a loss of $1.4 million. The loss transaction reflects a deferred gain of $0.8 million as a result of a real estate purchase option extended to the franchisee. The deferred gain is being amortized into income through January 2020 when the option becomes exercisable.
(2)	Combined tax impact at an effective tax rate of 35.6% during the first quarter of fiscal year 2017 and at adjusted effective tax rates of 36.0%, 48.7% and 37.0% during the second, third and fourth quarters of fiscal year 2017, respectively; tax impact during fiscal year 2016 at an adjusted effective tax rate of 32.6%.
(3)	Gain on sale of investment in refranchised drive-in operations is related to minority investments in franchise operations retained as part of a refranchising transaction that occurred in fiscal year 2009. Income from minority investments is included in other revenue on the consolidated statements of income.
(4)	Tax impact during the period at an effective tax rate of 35.6%.
(5)	During the fourth quarter of fiscal year 2017, the Company incurred severance costs related to the elimination of certain corporate positions. Tax impact during the period at an adjusted effective tax rate of 37.0%.
(6)	Tax impact during fiscal year 2017 at an adjusted effective tax rate of 37.0%; tax impact during fiscal year 2016 at an adjusted effective tax rate of 35.4%.
(8)	Tax impact during the period at an effective tax rate of 34.6%.

SONIC CORP. - 2018 Proxy Statement    48

Back to Contents

16
2
3
5
16
20
3
4
15
6
6
19
4
1
9
28
25
17
24
22
80
47
20
43
16
1
143
191
5
53
73
74
225
90
276
92
194
74
77
128
106
107
171
963
99

System Drive-in Locations
August 31, 2017

Back to Contents

SONIC America's Drive-In

SONIC CORP.
ATTN: Proxy Department
300 JOHNNY BENCH DRIVE
OKLAHOMA CITY, OK 73104

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Steven A. Davis   02 S. Kirk Kinsell   03 Kate S. Lavelle

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	Ratification of the Audit Committee's selection of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2018.	☐	☐	☐
3	Approval of our executive officers' compensation.	☐	☐	☐

The Board of Directors recommends you vote for 1 year frequency of future advisory votes.

		1 year	2 years	3 years	Abstain
4	Approval of the frequency of future advisory vote on executive compensation.	☐	☐	☐	☐

NOTE: To act upon any such other matters as may properly come before the meeting or any adjournments or postponements thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

0000349510_1 R1.0.1.17

Back to Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

SONIC CORP.
Annual Meeting of Shareholders
January 31, 2018 1:30 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Claudia S. San Pedro and Carolyn C. Cummins, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SONIC CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:30 PM, CST on January 31, 2018 at the Sonic Building, 300 Johnny Bench Drive, Oklahoma City, OK 73104, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000349510_2 R1.0.1.17